As filed with the Securities and Exchange Commission on July 17, 2009.
Registration Nos. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMR CORPORATION	AMERICAN AIRLINES, INC.
(Exact name of registrants as specified in their charters)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)
75-1825172	13-1502798
(I.R.S. Employer Identification Number)
4333 Amon Carter Blvd.
Fort Worth, Texas 76155
(817) 963-1234
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Gary F. Kennedy, Esq.
Senior Vice President, General Counsel
and Chief Compliance Officer
AMR Corporation
4333 Amon Carter Blvd.
Fort Worth, Texas 76155
(817) 963-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to

John T. Curry, III, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Rohan S. Weerasinghe, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

AMR Corporation:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
American Airlines, Inc.:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price
per Unit/
Proposed Maximum Aggregate
Title of Each Class of	Offering
Securities to be Registered	Price/Amount of Registration Fee(1)
Debt Securities of AMR Corporation
Common Stock of AMR Corporation, par value $1.00 per share
Preferred Stock of AMR Corporation, without par value
Depositary Shares of AMR Corporation(2)
Warrants of AMR Corporation
Stock Purchase Contracts of AMR Corporation(3)
Stock Purchase Units of AMR Corporation(4)
Guarantees of American Airlines, Inc.(5)
Debt Securities of American Airlines, Inc.
Debt Warrants of American Airlines, Inc.
Pass Through Certificates of American Airlines, Inc.
Guarantees of AMR Corporation(6)

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee, except for $207,471 that has already been paid with respect to securities that were previously registered under the registrants’ registration statement on Form S-3 filed on August 11, 2006 (Nos. 333-136563 and 333-136563-01) and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized registration fee may be applied to the registration fee payable pursuant to this registration statement.

(2)	The Depositary Shares registered hereunder will be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event AMR Corporation elects to offer to the public fractional interests in Debt Securities or shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Debt Securities or shares of Preferred Stock, as the case may be, will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

(3)	Representing rights to purchase Preferred Stock, Common Stock or other securities, property or assets.

(4)	Representing ownership of Stock Purchase Contracts and Warrants or Debt Securities, undivided beneficial ownership interests in Debt Securities, Depositary Shares or debt obligations of third parties, including U.S. Treasury Securities.

(5)	American Airlines, Inc. may guarantee the obligations of AMR Corporation with respect to one or more of the securities of AMR Corporation being registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantee.

(6)	AMR Corporation may guarantee the obligations of American Airlines, Inc. with respect to one or more of the securities of American Airlines, Inc. being registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration will be paid in respect of any such guarantee.

EXPLANATORY NOTE

This registration statement contains three separate prospectuses:

•	The first prospectus relates to offerings by AMR Corporation of its Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units and any related American Airlines, Inc. Guarantees;

•	The second prospectus relates to offerings by American Airlines, Inc. of its Debt Securities and Debt Warrants and any related AMR Corporation Guarantees; and

•	The third prospectus relates to offerings by American Airlines, Inc. of its Pass Through Certificates and any related AMR Corporation Guarantees.

PROSPECTUS

AMR Corporation

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide specific terms of any securities to be offered in a supplement to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “AMR.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2009

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus used by us (which we refer to as a “company free writing prospectus”), the documents incorporated by reference in this prospectus and any applicable prospectus supplement or any other information to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any applicable prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any applicable prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus or any applicable prospectus supplement shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus or such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we and our subsidiary, American Airlines, Inc. (“American”), filed jointly with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, American and the securities to be offered. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information”.

In this prospectus, references to “AMR”, the “Company”, “we”, “us” and “our” refer to AMR Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We and American file annual, quarterly and current reports, proxy statements (in the case of AMR only) and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings of American and AMR are also available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

We “incorporate by reference” in this prospectus certain documents that we and American file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we and American file later with the SEC will automatically update and supersede this prospectus.

•	The following documents listed below that we and American have previously filed with the SEC (Commission File Numbers 001-08400 and 001-02691, respectively) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

Filing	Date Filed

Annual Reports on Form 10-K of AMR and American for the year ended December 31, 2008	February 19, 2009 (except, in the case of AMR, for Items 1, 1A, 6, 7, 7A and 8 and Exhibit 12 thereto, which have been updated in AMR’s Current Report on Form 8-K filed on April 21, 2009)
Quarterly Reports on Form 10-Q of AMR and American for the quarters ended March 31, 2009 and June 30, 2009	April 16, 2009 July 15, 2009

Filing	Date Filed

Current Reports on Form 8-K of AMR	January 6, 2009
January 15, 2009
January 23, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
April 21, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
July 6, 2009
July 7, 2009
Current Reports on Form 8-K of American	January 6, 2009
January 15, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
June 29, 2009
July 6, 2009
July 7, 2009

All documents filed by us and American under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished under items 2.02 or 7.01 in any current report on Form 8-K), from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated by reference in this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to AMR Corporation, 4333 Amon Carter Blvd., Fort Worth, Texas 76155, Attention: Investor Relations (Telephone: (817) 967-2970).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which represent our expectations or beliefs concerning future events. When used in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and in documents incorporated by reference herein and therein, the words “believes,” “expects,” “plans,” “anticipates,” “indicates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking statements.

Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; the amounts of our unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including our application for antitrust immunity with other oneworld alliance members; and the impact on us of our results of operations in recent years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.

All forward-looking statements in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein are based upon information available to us on the date of this prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Guidance given in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein regarding capacity, fuel consumption, fuel prices, fuel hedging and unit costs, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, are forward-looking statements. Forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from our expectations. The following factors, in addition to those discussed under the caption “Risk Factors” in an applicable prospectus supplement and in Item 1A of the most recent annual report on Form 10-K of each of AMR and American (and in AMR’s case, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009) as well as in Item 1A of any quarterly reports of each of AMR or American since the date of the most recent annual report on Form 10-K of each of AMR or American and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: our materially weakened financial condition, resulting from our significant losses in recent years; weaker demand for air travel and lower investment asset returns resulting from the severe global economic downturn; our need to raise substantial additional funds and our ability to do so on acceptable terms; our ability to generate additional revenues and reduce our costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; our substantial indebtedness and other obligations; our ability to satisfy existing financial or other covenants in certain of our credit agreements; changes in economic and other conditions beyond our control, and the volatile results of our operations; the fiercely and increasingly competitive business environment we face; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and our reduced pricing power; changes in our corporate or business strategy; government regulation of our business; conflicts overseas or terrorist attacks; uncertainties with respect to our international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of our competitors; uncertainties with respect to our relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; our ability to retain key management personnel; potential failures or disruptions of our computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving our aircraft; changes in the price of our common stock; and our ability to reach acceptable agreements with third parties.

Additional information concerning these and other factors is contained in our and American’s filings with the SEC, including but not limited to our and American’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and our and American’s Annual Reports on Form 10-K for the year ended December 31, 2008 (and in AMR’s case, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009).

THE COMPANY

AMR Corporation was incorporated in October 1982. AMR’s operations fall almost entirely in the airline industry. AMR’s principal subsidiary, American, was founded in 1934. At the end of 2008, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system onboard American’s passenger fleet.

AMR Eagle Holding Corporation, a wholly-owned subsidiary of AMR, owns two regional airlines which do business as “American Eagle” — American Eagle Airlines, Inc. and Executive Airlines, Inc. (together, the “American Eagle® carriers”), and American also contracts with an independently owned regional airline which does business as the “AmericanConnection” (the “AmericanConnection® carrier”). The American Eagle® carriers and the AmericanConnection® carrier provide connecting service from ten of American’s high-traffic cities to smaller markets throughout the United States, Canada, Mexico and the Caribbean.

The address for both AMR’s and American’s principal executive offices is 4333 Amon Carter Blvd., Fort Worth, Texas 76155 (Telephone: 817-963-1234). AMR’s and American’s Internet address is http://www.aa.com. Information on AMR’s and American’s website is not incorporated into this prospectus and is not a part of this prospectus.

AMR conducts all of its business through its wholly owned operating subsidiaries, including American. AMR does not maintain a borrowing facility and is dependent on the cash flow generated by the operations of its subsidiaries and on dividends and other payments to it from its subsidiaries to meet its liquidity needs and obligations, including obligations with respect to debt securities, dividends on capital stock and other obligations on the securities described in this prospectus. American is a separate and distinct legal entity and although it may unconditionally guarantee AMR’s obligations with respect to one or more of securities described in this prospectus, due to limitations and restrictions in its debt instruments, it may be unable to pay any amounts due on such guarantee or to provide AMR with funds for AMR’s payment obligations on such securities, by dividend, distribution, loan or other payment. Future borrowings by AMR, American and AMR’s other subsidiaries may include additional restrictions. In addition, under applicable state law, American and AMR’s other subsidiaries may be limited in the amounts they are permitted to pay as dividends on their capital stock.

The securities described in this prospectus and any guarantee by American with respect to any such securities will represent senior obligations and rank equal in right of payment with all the existing and future unsubordinated indebtedness of AMR and American, respectively. Unless we tell you otherwise in an applicable prospectus supplement, the securities described in this prospectus and any guarantee by American with respect to any such securities will be “structurally subordinated” to all existing and future liabilities (including debt and trade payables) of the existing and future subsidiaries of AMR (other than American, but only to the extent of any such guarantee) and American, respectively. Such subordination occurs because, as a general matter, claims of creditors of a subsidiary which is not a guarantor of parent company debt, including trade creditors, will have priority with respect to the assets and earnings of the subsidiary over the claims of creditors of its parent company.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges of AMR and of American for the periods indicated:

	Year Ended December 31,										Six Months Ended
	2004		2005		2006		2007		2008		June 30, 2009

Ratio of Earnings to Fixed Charges
AMR		(1)		(3)	1.08		1.23			(7)		(9)
American		(2)		(4)	1.08	(5)	1.20	(6)		(8)		(10)

(1)	For the year ended December 31, 2004, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $861 million to achieve a ratio of earnings to fixed charges of 1.0.

(2)	In April 2001, the board of directors of American approved the unconditional guarantee by American (the “American Guarantee”) of the existing debt obligations of AMR. As such, at December 31, 2004, American unconditionally guaranteed through the life of the related obligations approximately $1.3 billion of unsecured debt of AMR and approximately $466 million of secured debt of AMR. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2004, earnings were not sufficient to cover fixed charges. American needed additional earnings of $898 million to achieve a ratio of earnings to fixed charges of 1.0.

(3)	For the year ended December 31, 2005, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $958 million to achieve a ratio of earnings to fixed charges of 1.0.

(4)	At December 31, 2005, American’s exposure under the American Guarantee was approximately $1.2 billion with respect to unsecured debt of AMR and approximately $428 million with respect to secured debt of AMR. For the year ended December 31, 2005, earnings were not sufficient to cover fixed charges. American needed additional earnings of $956 million to achieve a ratio of earnings to fixed charges of 1.0.

(5)	At December 31, 2006, American’s exposure under the American Guarantee was approximately $1.1 billion with respect to unsecured debt of AMR and approximately $388 million with respect to secured debt of AMR.

(6)	At December 31, 2007, American’s exposure under the American Guarantee was approximately $1.1 billion with respect to unsecured debt of AMR and approximately $347 million with respect to secured debt of AMR.

(7)	For the year ended December 31, 2008, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,151 million to achieve a ratio of earnings to fixed charges of 1.0.

(8)	At December 31, 2008, American’s exposure under the American Guarantee was approximately $745 million with respect to unsecured debt of AMR and approximately $305 million with respect to secured debt of AMR. For the year ended December 31, 2008, earnings were not sufficient to cover fixed charges. American needed additional earnings of $2,564 million to achieve a ratio of earnings to fixed charges of 1.0.

(9)	For the six months ended June 30, 2009, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $785 million to achieve a ratio of earnings to fixed charges of 1.0.

(10)	At June 30, 2009, American’s exposure under the American Guarantee was approximately $425 million with respect to unsecured debt of AMR and approximately $284 million with respect to secured debt of AMR. For the six months ended June 30, 2009, earnings were not sufficient to cover fixed charges. American needed additional earnings of $774 million to achieve a ratio of earnings to fixed charges of 1.0.

For purposes of the table, “earnings” represents consolidated income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting change and fixed charges (excluding interest capitalized). “Fixed charges” consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor. The secured debt of AMR referred to in the footnotes to the table consists of guarantees by AMR of secured debt of the American Eagle® carriers.

Our ratio of earnings to combined fixed charges and preferred stock dividends has been the same as the ratio of earnings to fixed charges for each of the above periods because we have not had any shares of preferred stock outstanding during the last five years and have, therefore, not paid any dividends on preferred stock.

USE OF PROCEEDS

Except as we may describe otherwise in an applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including, among other possible uses, the repayment or repurchase of short-term or long-term debt or lease obligations, the acquisition of aircraft by American or our other subsidiaries and other capital expenditures. We may also use the proceeds for temporary investments until we need them for general corporate purposes.

DIVIDEND POLICY

We have paid no cash dividends on our common stock and have no current intention of doing so. Any future determination to pay cash dividends will be at the discretion of our board of directors, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

DESCRIPTION OF DEBT SECURITIES

Introduction

We may elect to offer debt securities. We will issue the debt securities in one or more series under an indenture, which we refer to as the “indenture”, dated as of February 1, 2004, between us and Wilmington Trust Company, as trustee. The debt securities may include debentures, notes or other kinds of debt obligations. The debt securities will rank equal in right of payment with all of our other unsubordinated indebtedness. The amount of debt securities that we can issue under the indenture is unlimited.

The description of the terms of the debt securities and indenture in this prospectus is a summary. When we offer to sell a series of debt securities, we will summarize in a prospectus supplement the particular terms of such series of debt securities that we believe will be the most important to your decision to invest in such series of debt securities. As the terms of such series of debt securities may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the debt securities and the indenture, and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of debt securities of such series. There may be other provisions in such debt securities and the indenture that are also important to you. You should carefully read these documents for a full description of the terms of such debt securities. The indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.

In this description, we include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in any prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement.

The debt securities will not be secured by any of our property or assets, unless we tell you otherwise in an applicable prospectus supplement. Unless we tell you otherwise in an applicable prospectus supplement, the indenture does not limit the amount of other indebtedness or securities that may be issued by us or any of our subsidiaries. In addition, unless we tell you otherwise in an applicable prospectus supplement, the indenture does not contain any financial covenants or restrictions on the payment of dividends, the incurrence of debt, securing our debt or the issuance or repurchase of our debt securities, or any covenants or other provisions to afford protection to holders of debt securities in the event of a highly leveraged transaction or a change in control.

Specific Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

A prospectus supplement will describe specific terms relating to the series of debt securities then being offered. These terms may include some or all of the following:

•	the title and type of such debt securities;

•	any limit on the total principal amount of such debt securities;

•	the date or dates on which the principal of such debt securities will be payable, or the method of determining and/or extending such date(s), and the amount or amounts of such principal payments;

•	the date or dates from which any interest will accrue, or the method of determining such date(s);

•	any interest rate or rates (which may be fixed or variable) that such debt securities will bear, or the method of determining or resetting such rate or rates, and the interest payment dates (if any) for such debt securities;

•	the circumstances, if any, in which payments of principal, premium, if any, or interest on such debt securities may be deferred;

•	the place or places where any principal, premium or interest payments may be made;

•	any optional redemption or other early payment provisions, including the period(s) within which, the price(s) at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, AMR may redeem or prepay such debt securities;

•	any provisions obligating AMR to repurchase or otherwise redeem such debt securities pursuant to sinking fund or analogous provisions, upon the occurrence of a specified event or at the holder’s option;

•	if other than $1,000 denominations, the denominations in which such debt securities are issuable;

•	the amount of discount, if any, with which such debt securities will be issued;

•	if other than U.S. dollars, the currency or currencies, composite currency or currencies or currency units of payment of principal, premium, if any, and interest on such debt securities or in which the debt securities are denominated;

•	if applicable, the time period within which, the manner in which and the terms and conditions upon which a holder of a debt security can select the payment currency or currencies;

•	any index, formula or other method to be used for determining the amount of any payments on such debt securities;

•	if other than the outstanding principal amount, the amount that will be payable if the maturity of such debt securities is accelerated, or the method of determining such amount;

•	the person to whom any interest on such debt securities will be payable (if other than the registered holder of such debt securities on the applicable record date) and the manner in which it shall be payable;

•	any changes to or additional events of default or covenants;

•	any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any provisions for the payment of additional amounts on debt securities, including additional amounts on debt securities held by non-U.S. persons in respect of taxes or similar charges withheld or deducted, and for the optional redemption of such debt securities in lieu of paying such additional amounts;

•	any provisions modifying the defeasance or covenant defeasance provisions that apply to such debt securities;

•	whether such debt securities will be issued in whole or in part in the form of one or more temporary or global securities, and, if so, the identity of the depositary for such global security or securities;

•	if temporary global debt securities are issued, any special terms and conditions for payments thereon and for exchanges or transfers of beneficial interests therein;

•	appointment of any paying agent(s);

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities, cash or property of AMR or any other person and any changes to the indenture to permit or facilitate such conversion or exchange;

•	if other than the laws of New York, the law governing such debt securities and the extent to which such other law governs;

•	whether an American guarantee will apply to such debt securities and, if so, the material terms thereof; and

•	any other special terms of such debt securities.

(Section 3.1 of the indenture)

Debt securities may also be issued under the indenture upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts and Stock Purchase Units”.

Unless we tell you otherwise in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Unless we tell you otherwise in the applicable prospectus supplement, debt securities will be issued in fully registered form without coupons. If debt securities of any series are issued in bearer form, the applicable prospectus supplement will describe special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to such debt securities and to payments on and transfer and exchange of such debt securities. Bearer debt securities generally will be transferable by delivery. (Section 3.5 of the indenture) The indenture refers to the bearer of a bearer debt security as the “holder” of that debt security. (Section 1.1 of the indenture)

One or more series of debt securities may be sold at a substantial discount below their stated principal amount. Such a series of debt securities is issued at an “original issue discount”. Typically, a debt security that is issued at an “original issue discount” will not bear interest or will bear interest at an interest rate that is below the market interest rate at the time of issuance. If we issue debt securities at an “original issue discount”, the applicable prospectus supplement will describe certain special federal income tax and other considerations applicable to such debt securities.

If the purchase price of any debt securities is payable in foreign currencies, composite currencies or currency units, if any debt securities are denominated in foreign currencies, composite currencies or currency units, or if any debt securities are payable in foreign currencies, composite currencies or currency units, the applicable prospectus supplement will describe the special restrictions, elections and other specific terms and federal income tax considerations and certain other important information, with respect to such debt securities and such foreign currencies, composite currencies or currency units.

The principal, premium, interest or other payments on debt securities may be determined by reference to an index, formula or other method. Such an index, formula or other method may be based, without limitation, on the price of one or more commodities, derivatives or securities; a commodities, derivatives, securities exchange or other index; a foreign currency or currencies or one or more composite currencies or currency units; or any other variable or variables or any relationship between any variables or combination of variables. Holders of such debt securities may receive a principal payment or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable index, formula or other factor or changes in any applicable variable or variables. If we issue debt securities the payments on which are based on such an index, formula or other method, the applicable prospectus supplement will describe that index, formula or other method and other specific terms and certain special federal income tax and other considerations applicable to such debt securities.

One or more series of debt securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities, or fixed rate debt securities exchangeable for variable rate debt securities. The applicable prospectus supplement will describe specific terms, federal income tax considerations and certain other important information relating to such debt securities.

We may issue debt securities of a particular series at different times. In addition, we may issue debt securities within a series with terms different from the terms of other debt securities of that series.

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Subject to applicable law, we or any of our affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by us or any of our affiliates may be held or surrendered by the purchaser of the debt securities for cancellation.

Registered Securities

As noted above, unless we tell you in a prospectus supplement that the specific debt securities described in that prospectus supplement are bearer debt securities, the debt securities will be “registered securities”. We and the trustee may treat the person in whose name a registered debt security is registered under any indenture as the owner of that debt security for all purposes, including for the purpose of receiving payments on that debt security. (Section 3.8 of the indenture) The indenture refers to each person in whose name a registered debt security is registered as the “holder” of that debt security. (Section 1.1 of the indenture)

Except as described below under “Global Debt Securities” or in the applicable prospectus supplement, a holder can exchange or transfer debt securities in registered form at the office of the trustee. Initially, the trustee will act as our agent for registering such debt securities in the names of holders and transferring such debt securities. We may appoint another entity at any time to perform this role or we may perform it ourselves. The entity performing the role of maintaining the list of registered holders and performing transfers is called the “registrar”. (Sections 3.5 and 9.2 of the indenture)

Unless we tell you otherwise in the applicable prospectus supplement, a holder seeking to transfer or exchange a registered debt security will not be required to pay a service charge to us, the registrar or the trustee, but such holder may be required to pay any tax or other governmental charge associated with the transfer or exchange. (Section 3.5 of the indenture)

If you are not the holder of any debt securities in registered form, your rights relating to those debt securities will be governed in part by applicable laws and by the account rules and policies of the broker, bank or financial intermediary through which you invest in such debt securities and any other financial intermediary that holds interests directly or indirectly in such debt securities (including any depositary referred to below under “Global Debt Securities”). None of AMR, American or the trustee has any responsibility for the account rules, policies, actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in a debt security in registered form.

If you are not the holder of any debt securities in registered form, you should consult the broker, bank or other financial intermediary through which you invest in such debt securities for information on your rights in respect of such debt securities. In particular, you should ask how you will receive payments, and whether you will be able to provide instructions as to how such broker, bank or other financial intermediary should exercise the rights of a “holder” under the indenture.

Global Debt Securities

We may specify in the applicable prospectus supplement that the debt securities of a series will be issued in the form of fully registered global securities (“registered global securities”). Registered global securities will be registered in the name of a financial institution we select. This financial institution, which will be the sole direct holder of the registered global securities, is called the “depositary”. We will identify any depositary in the applicable prospectus supplement. Any person wishing to own a debt security represented by a registered global security must do so indirectly by virtue of an account with a broker, bank or other financial intermediary that in turn has an account with the depositary, or with another financial intermediary that itself has an account with the depositary. The debt securities represented by the registered global securities may not be transferred to the name of any other holder unless the special circumstances described below occur.

Special Investor Considerations for Registered Global Securities.  Our obligations with respect to registered global securities, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered holders of those debt securities. For example, once a payment on a registered global security is made to the depositary, as sole holder of that registered global security, neither we nor the trustee has any further responsibility for that payment even if it is not passed along to the correct owners of the beneficial interests in that registered global security.

As long as the debt securities are represented by registered global securities:

•	You cannot have debt securities registered in your name under the indenture.

•	You cannot receive physical certificates from us for your interest in the debt securities.

•	You must look to your own bank or broker or other financial intermediary for payments on the debt securities.

•	You will have no rights as a “holder” under the indenture. This means that, among other things, you will have no right to give any direction, approval or instruction directly to the trustee under the indenture.

•	You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

•	The depositary’s policies will govern payments, transfers, exchanges and other matters relating to the registered global security. AMR, American and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the registered global security. AMR, American and the trustee also do not supervise the depositary in any way. In addition, AMR , American and the trustee have no responsibility for the actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in the registered global security.

•	Payment for purchases and sales in the market for corporate debentures and notes is generally made in next-day funds. In contrast, the depositary will usually require that interests in a registered global security be purchased or sold within its system using same-day funds. This difference could have some effect on how registered global security interests trade, but we do not know what that effect will be.

You should consult the broker, bank or other financial intermediary through which you invest in debt securities represented by registered global securities for information on your rights in respect of such debt securities. In particular, you should ask how you will receive payments and whether you will be able to provide instructions as to how the depositary should exercise the rights of a “holder” under the indenture.

Special Situations When a Registered Global Security Will Be Terminated.  In the special situations described in the next paragraph, a registered global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, we believe that you likely will be able to choose whether to hold debt securities directly in your own name or indirectly through an account at a bank or broker or other financial intermediary. However, when a registered global security terminates, the depositary (and not AMR, American or the trustee) will be responsible for determining the names of the institutions that will be the initial direct holders of the debt securities. You must consult your own bank or broker or other financial intermediary at such time to find out how to have your interests in debt securities transferred to your own name, if you wish to become a direct holder.

The special situations for termination of a registered global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualifies to continue as depositary (unless a replacement depositary is named).

•	When we determine not to have any of the debt securities of a series represented by a registered global security and notify the trustee of our decision.

(Section 3.5 of the indenture) In addition, a prospectus supplement may list situations for terminating a registered global security that would apply only to the particular series of debt securities covered by that prospectus supplement.

Bearer Global Securities.  The debt securities of a series may also be issued wholly or partially in the form of one or more bearer global securities (“bearer global securities”) that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. (Sections 3.4 and 3.5 of the indenture) The applicable prospectus supplement will describe the specific terms and procedures, including the depositary arrangement, with respect to any portion of a series of debt securities to be represented by bearer global securities.

Payments

Unless we tell you otherwise in the applicable prospectus supplement, we will generally deposit interest, principal and any other money due on the debt securities, in the designated currency, with the trustee, and the trustee will act as our agent for making payments on the debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of making payments is called the “paying agent”. We may, at our option, make any interest payments on debt securities in registered form by having the trustee mail checks or make wire transfers to the registered holders listed in the registrar’s records. (Sections 3.7(a) and 9.2 of the indenture) If you are not the holder of any debt securities in registered form, you must make your own arrangements with the bank, broker or other financial intermediary through which you invest in such debt securities to receive payments.

Unless we tell you otherwise in the applicable prospectus supplement, interest, if any, will be payable to each holder listed in the registrar’s records at the close of business on a particular day in advance of each due date for interest, even if such holder no longer owns the debt security on the interest due date. That particular day is called the “record date” and will be stated in the prospectus supplement. (Section 3.7(a) of the indenture) Persons buying and selling debt securities between a record date and an interest payment date must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered holder on the record date.

Unless we tell you otherwise in the applicable prospectus supplement, interest payable on any debt security in registered form that is not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder in whose name such debt security is registered on the relevant record date. Such defaulted interest will instead be payable to the person in whose name such debt security is registered on the special record date or other specified date determined in accordance with the indenture. (Section 3.7(b) of the indenture)

We will make payments on debt securities in bearer form in the currency and in the manner designated in the applicable prospectus supplement, subject to any relevant laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement.

Unless we tell you otherwise in the applicable prospectus supplement, if any payment date is not a business day, payments scheduled to be made on such payment date may be made on the next succeeding business day without additional interest.

We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment designated for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of such series and any related coupons may be presented and surrendered for payment. (Section 9.2 of the indenture)

Unless we tell you otherwise in the applicable prospectus supplement, any moneys or governmental obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest or other amounts on any debt security that remains unclaimed for two years after such principal, premium, if any, or interest or other amounts has become due and payable will, at our request, be repaid to us. After repayment to us, holders of such debt securities will be entitled to seek payment only from us as a general unsecured creditor.

Notices

AMR and the trustee will send notices regarding debt securities in registered form only to registered holders, using their addresses as listed in the registrar’s records. If you are not the holder of debt securities in registered form, you should consult the broker, bank or other financial intermediary through which you invest in such debt securities for information on how you will receive such notices. Holders of bearer debt securities will be notified by publication as described in the prospectus supplement relating to such debt securities. (Section 1.6 of the indenture)

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

The redemption features, if any, of any series of debt securities will be described in the applicable prospectus supplement. We may redeem debt securities in denominations larger than $1,000 but, unless we state otherwise in an applicable prospectus supplement, only in integral multiples of $1,000.

Unless we state otherwise in an applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 15 days but not more than 60 days before the redemption date to the holders. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger or Sale by AMR

The indenture generally permits AMR to consolidate or merge with or into another entity and to sell or otherwise dispose of all or substantially all of its assets. However, we may not take any of these actions unless all the following conditions are met:

•	where we merge out of existence or sell or otherwise dispose of our assets, the other entity must be a corporation, limited liability company, partnership, trust or other person organized and existing under the laws of the United States of America or a State thereof, and it must agree to be legally responsible for all of AMR’s obligations under the debt securities and the indenture;

•	the transaction must not cause a default on the debt securities and AMR must not already be in default (for this purpose, a “default” is an event that with notice or passage of time would become an event of default); and

•	AMR must deliver certain certificates and documents to the trustee.

The remaining or acquiring person after any such transaction will be substituted for AMR under the indenture and the debt securities, and all obligations of AMR will terminate. (Section 7.1 of the indenture)

Events of Default, Notice and Certain Rights on Default

The term “event of default” means, with respect to debt securities of any series, any of the following:

•	We fail to pay interest on a debt security of such series within 30 days of its due date.

•	We fail to pay principal or any premium on a debt security of such series, or we fail to deposit any mandatory sinking fund payment, within 10 days of its due date.

•	We remain in breach of a covenant in the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or the holders of at least 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	There occurs any other “event of default” described in the applicable supplemental indenture or board resolution providing for the issuance of such series of debt securities.

(Section 5.1 of the indenture) An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities.

The indenture requires the trustee to notify holders of the applicable series of debt securities of any uncured default within 90 days after such default occurs. The trustee may withhold notice, however, of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the holders’ best interests. (Section 6.5 of the indenture)

If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the affected series may declare the entire principal amount (or, if the debt securities of that series are original issue discount debt securities or debt securities payable in accordance with an index, formula or other method, such portion of the principal amount or other amount specified in the prospectus supplement) of all the debt securities of that series to be due and immediately payable. (Section 5.2 of the indenture) The holders of a majority in aggregate principal amount of the debt securities of the affected series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences, except a default or event of default in the payment of the principal of or premium, if any, or interest, if any, on any debt security and certain other defaults. (Section 5.7 of the indenture)

The holders of a majority in aggregate principal amount of the debt securities of the affected series (with the debt securities of each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee with respect to the debt securities of such series, as long as such direction does not conflict with any law or the indenture and subject to certain other limitations, including, if requested by the trustee, the provision of security or indemnity satisfaction to the trustee. (Section 5.8 of the indenture)

Before a holder can bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	such holder must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of at least 25% in aggregate principal amount of all debt securities of the relevant series must request the trustee in writing to take action because of the event of default, and must offer security or indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice, request and indemnity; and

•	the holders of a majority in aggregate principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above request.

(Section 5.9 of the indenture)

However, a direct holder is entitled to bring a lawsuit at any time for the payment of principal, premium, if any, and interest due on its debt securities after the due date. (Section 5.10 of the indenture)

If you are not the holder of debt securities in registered form, you should consult the broker, bank or financial intermediary through which you invest in such debt securities for information on your rights in respect of those debt securities following an event of default.

We will file annually with the trustee a certificate as to AMR’s compliance with all conditions and covenants of the indenture. (Section 9.7 of the indenture)

Modification of the Indenture

Except to the extent otherwise provided in the applicable prospectus supplement, there are three categories of changes we can make to the indenture and the debt securities, as follows:

Changes Requiring Approval of Each Affected Holder.  First, there are changes that cannot be made to the indenture and the debt securities of any series without the approval of each holder of such debt securities who would be affected by such change. Following is a summary of those changes:

•	to change the time for payment of principal of or interest on a debt security;

•	to reduce the amounts of principal of or interest on a debt security;

•	to reduce the amount of any premium payable upon the redemption of a debt security;

•	to reduce the amount payable upon acceleration of the maturity of an original issue discount debt security or a debt security payable in accordance with an index, formula or other method;

•	to change the currency of payment on a debt security;

•	to impair the right to sue for payment on a debt security;

•	to reduce the percentage of holders of debt securities of such series whose consent is needed to modify or amend the indenture or to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	to modify the provisions relating to waiver of certain defaults or modifications of the indenture and debt securities, other than to increase any percentage of holders required for such waivers and modifications, or to provide that other provisions of the indenture and debt securities may not be modified without consent of each affected holder.

(Section 8.2 of the indenture)

Changes Not Requiring Approval.  The second category of changes to the indenture and the debt securities does not require any vote by holders of debt securities. Following is a summary of those changes:

•	to reflect that another corporation or entity has succeeded AMR or American and assumed its covenants and obligations under, as applicable, the indenture, any debt securities and any related American guarantee;

•	to add to AMR’s or American’s covenants, to surrender any right or power of AMR or American, or to comply with any SEC requirement in connection with the qualification of the indenture or any American guarantee;

•	to add additional events of default with respect to any series;

•	to add or change any provisions to the extent necessary to facilitate the issuance of debt securities in bearer form or in global form;

•	to add, or to change or eliminate, any provision affecting debt securities not yet issued, including to make appropriate provisions for an American guarantee;

•	to secure the debt securities;

•	to establish the form or terms of debt securities;

•	to provide for the electronic delivery of supplemental indentures or debt securities of any series;

•	to evidence and provide for successor or additional trustees or to facilitate the appointment of a separate trustee or trustees for one or more series of debt securities;

•	if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

•	to correct or supplement any inconsistent provisions or to cure any ambiguity or correct any mistake in the indenture, any debt securities or any American guarantee; or

•	to make any other provisions with respect to matters or questions arising under the indenture, as long as such action does not materially adversely affect holders of the debt securities.

(Section 8.1 of the indenture)

Changes Requiring a Majority Vote.  The third category of changes to the indenture and the debt securities requires a vote in favor by holders of debt securities owning a majority of the principal amount of each particular series adversely affected. This category includes other changes to the indenture and debt securities not part of the first and second categories of changes to the indenture and debt securities described above. (Section 8.2 of the indenture)

If you are not the holder of debt securities in registered form, you should consult with the broker, bank or financial intermediary through which you invest in such debt securities for information on how approval will be granted or denied if we seek to change the indenture or request a waiver of any of its terms.

Satisfaction and Discharge

The indenture provides that when, among other things, all debt securities of a series not previously delivered to the trustee for cancellation:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we have deposited or caused to be deposited with the trustee, money or certain governmental obligations or a combination thereof in an amount to be sufficient to pay and discharge the entire indebtedness on debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to such series of debt securities, and we will be deemed to have satisfied and discharged the indenture with respect to such series of debt securities. (Section 4.1 of the indenture)

Defeasance

Unless we tell you otherwise in the applicable prospectus supplement, the following discussion of full defeasance and covenant defeasance will apply to each series of debt securities. (Article IV of the indenture)

Full Defeasance.  Under certain circumstances, we can legally release ourselves from any payment or other obligations on the debt securities of any series (called “full defeasance”) if we put in place the following arrangements for the holders of those debt securities to be repaid:

•	we must irrevocably deposit in trust for the holders’ benefit a combination of money and certain governmental obligations specified in the indenture that will generate enough money to pay when due the principal of and any premium or interest on the debt securities of such series and to make any mandatory sinking fund payments on such debt securities; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in federal tax law as in effect on the date of the indenture or an Internal Revenue Service ruling that lets us make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if AMR did not make the deposit and simply repaid such debt securities itself.

(Sections 4.4 and 4.6 of the indenture)

If we ever did accomplish full defeasance, as described above, holders would have to rely solely on the trust deposit for repayment on the debt securities of the particular series defeased. Holders could not look to AMR or any American guarantee for repayment if a shortfall occurred.

AMR may exercise its full defeasance option even if it has previously exercised its covenant defeasance option. If AMR exercises its full defeasance option, payment of the particular series of debt securities defeased may not be accelerated because of a default or an event of default. (Section 4.4 of the indenture)

Covenant Defeasance.  Under certain circumstances, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities of any series. This is called “covenant defeasance”. In that event, holders of those debt securities would lose the protection of those restrictive covenants but would gain the protection of having money and certain governmental obligations set aside in trust to repay such debt securities. To achieve covenant defeasance, we must do the following:

•	we must irrevocably deposit in trust for the holders’ benefit a combination of money and certain governmental obligations specified in the indenture that will generate enough money to pay when due the principal of and any premium or interest on the debt securities of such series and to make any mandatory sinking fund payments on such debt securities; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that, under federal tax law as in effect at the time of such deposit, AMR may make such deposit without causing holders to be taxed on the debt securities of such series any differently than if AMR did not make the deposit and simply repaid such debt securities itself.

(Sections 4.5 and 4.6 of the indenture)

If AMR exercises its covenant defeasance option with respect to the debt securities of a series, certain restrictive covenants of the indenture and certain events of default would no longer apply to such series. (Section 4.5 of the indenture) If one of the remaining events of default occurred, however, and payment of the debt securities of such series was accelerated, there could be a shortfall between the amount in the trust deposit at that time and the amount then due on such series. Holders could still look to AMR for payment of such debt securities if there were such a shortfall. Depending on the event causing the default (such as AMR’s bankruptcy), however, holders may not be able to obtain payment of the shortfall from AMR.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into common stock, other securities, cash or property. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock, other securities, cash or property you would receive would be issued.

Guarantee of American

American may guarantee unconditionally our obligations under any series of debt securities and the indenture as described in the applicable prospectus supplement. If American guarantees these obligations under any series of debt securities, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce the debt securities against AMR, and will be an unsecured obligation of American.

The Trustee

Wilmington Trust Company is the trustee under the indenture. Wilmington Trust Company acts as trustee with respect to certain other financing transactions of ours and of our affiliates. Wilmington Trust Company may from time to time provide banking or other services to us and our affiliates.

DESCRIPTION OF CAPITAL STOCK OF AMR CORPORATION

We may elect to offer common stock or preferred stock. AMR’s certificate of incorporation, as amended (the “Certificate of Incorporation”) authorizes us to issue 750,000,000 shares of common stock, par value $1.00 per share, and 20,000,000 shares of preferred stock, without par value. On July 13, 2009, 279,892,740 shares of our common stock were outstanding. Our common stock currently is listed on the New York Stock Exchange under the trading symbol “AMR”. No shares of our preferred stock are outstanding as of the date hereof.

The description of our capital stock in this prospectus is a summary. When we offer to sell capital stock, we will summarize in a prospectus supplement the particular terms of such capital stock that we believe will be the most important to your decision to invest in such capital stock. As the terms of such capital stock may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the Certificate of Incorporation and our by-laws, as amended (the “By-Laws”), and statutory and common law, including the Delaware General Corporation Law (the “DGCL”), and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of such capital stock. There may be other provisions in the Certificate of Incorporation and By-Laws that are also important to you. You should carefully read these documents for a full description of the terms of such capital stock. Our Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of our Certificate of Incorporation and By-Laws.

Common Stock

Voting Rights.  The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of our common stock vote as one class. The shares of our common stock do not have cumulative voting rights. As a result, subject to the voting rights, if any, of the holders of any shares of our preferred stock which may at the time be outstanding, the holders of common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining shares of our common stock voting for the election of directors will not be able to elect any persons to the board of directors.

Delaware General Corporation Law Section 203.  As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder”. The restrictions do not apply if (i) prior to an interested stockholder becoming such, the board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder, (ii) upon consummation of the transaction in which any person becomes an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commences (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of AMR) or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the board of directors and authorized at an annual or special meeting of our stockholders, not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Liquidation Rights and Other Provisions.  Subject to the prior rights of creditors and the holders of any preferred stock which may be outstanding from time to time, the holders of our common stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets.

The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. See “Dividend Policy”.

The common stock is not liable to any calls or assessments and is not convertible into any other securities. The Certificate of Incorporation provides that the private property of the stockholders shall not be subject to the payment of corporate debts. There are no redemption or sinking funds provisions applicable to the common stock, and the Certificate of Incorporation provides that there shall be no preemptive rights.

The Certificate of Incorporation provides that our directors shall not be personally liable to AMR or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to AMR or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Section 174 of the DGCL specifies conditions under which directors of Delaware corporations may be liable for unlawful dividends or unlawful stock purchases or redemptions.

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

Preferred Stock

Subject to the limitations prescribed by the DGCL, the Certificate of Incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock, from time to time, in one or more series, and to fix any voting powers, full or limited, and the designation, preferences and relative, participating, optional or other special rights, applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon.

A prospectus supplement will describe specific terms of the series of preferred shares then being offered. These terms may include some or all of the following:

•	title;

•	the number of shares offered;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rates, periods and/or payment dates or methods of calculation of the dividend rates;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction or remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	the terms and conditions, if applicable, upon which the preferred shares will be convertible into our common shares, other securities, cash or property, including whether such conversion is mandatory, at your option or at our option, the conversion price, or manner of calculation of the conversion price, and conversion period;

•	the terms and conditions, if applicable, upon which preferred shares will be exchanged into debt securities, other securities, cash or property, including whether such exchange is mandatory, at your option or at our option, the exchange price, or manner of calculating the exchange price, and the exchange period;

•	voting rights, if any;

•	the relative ranking and preferences of the preferred shares as to dividend rights upon liquidation, dissolution or winding up of our affairs;

•	the restrictions, if any, on the issue or reissue of any additional shares of such series;

•	any limitations on issuance of any series of preferred shares ranking senior to or equal to the series of preferred shares as to dividend rights upon our liquidation, dissolution or winding up;

•	information with respect to book-entry procedures, if any; and

•	any other specific terms, preferences, rights, limitations or restrictions.

Unless we tell you otherwise in the applicable prospectus supplement, preferred shares will not be listed on any securities exchange.

Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all series of our common shares, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

•	equal to all equity securities issued by us the terms of which specifically provide that those equity securities will rank equal to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

•	junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

The applicable prospectus supplement will specify the transfer agent and registrar for any shares of preferred stock we may offer pursuant to this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock (or a combination thereof), as the case may be. We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The description of our depositary shares in this prospectus is a summary. When we offer to sell depositary shares, we will summarize in a prospectus supplement the particular terms of such depositary shares and the applicable deposit agreement that we believe will be the most important to your decision to invest in such depositary shares. As the terms of such depositary shares may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the depositary shares, the deposit agreement and the indenture (in the case of depositary shares representing fractional interests in debt securities), or the Certificate of Incorporation and By-Laws (in the case of depositary shares representing fractional interests in preferred stock) and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of such depositary shares. There may be other provisions in these documents that are also important to you. You should carefully read these documents for a full description of the terms of such depositary shares. A copy of the form of deposit agreement will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of this document.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indenture or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of interests in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. Unless we tell you otherwise in the applicable prospectus supplement, the depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, represented by your depositary shares if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

As further described in the applicable prospectus supplement, we and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

Guarantee of American

American may guarantee unconditionally our obligations under the depositary shares and the applicable deposit agreement as described in the applicable prospectus supplement. If American guarantees these obligations, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce the depositary shares against AMR, and will be an unsecured obligation of American.

DESCRIPTION OF WARRANTS

We may elect to offer warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The description of our warrants in this prospectus is a summary. When we offer to sell warrants, we will summarize in a prospectus supplement the particular terms of such warrants and the applicable warrant agreement that we believe will be the most important to your decision to invest in such warrants. As the terms of such warrants may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the warrant certificate relating to such warrants and the warrant agreement, and not the summaries in this prospectus or such prospectus supplement, which defines your rights as a holder of such warrants. There may be other provisions in the warrant certificate relating to such warrants and the warrant agreement that are also important to you. You should carefully read these documents for a full description of the terms of such warrants. Forms of these documents will be filed with the SEC as exhibits to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We may offer warrants to purchase debt securities (“debt warrants”). A prospectus supplement will describe specific terms of the debt warrants, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms may include some or all of the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•	the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which such principal amount may be purchased upon exercise;

•	if other than U.S. dollars, the currency or currencies, composite currency or currencies or currency units in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your rights to exercise the debt warrants commence, and the date on which your rights expire;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	any mandatory or optional redemption provisions;

•	information with respect to book entry procedures, if any;

•	if applicable, a discussion of material federal income tax considerations;

•	the terms of the securities you may purchase upon exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and you may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. A prospectus supplement will describe specific terms of the warrants, the warrant agreement relating to the warrants and the warrant certificates representing the warrants. These terms may include some or all of the following:

•	the title of the warrants;

•	the securities, which may include preferred stock or common stock or other of our securities, or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the number of securities, or the amount of other property or assets, that you may purchase upon exercise of each warrant, and the price or prices at which such securities, property or assets may be purchased;

•	if other than U.S. dollars, the currency or currencies, composite currency or currencies or currency units in which such warrants are to be issued or for which the warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities or other property or assets;

•	the date on which your rights to exercise the warrants commence, and the date on which your rights expire;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	any mandatory or optional redemption provisions;

•	information with respect to book entry procedures, if any;

•	if applicable, a discussion of material federal income tax considerations;

•	the terms of any securities you may purchase upon exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and you may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities, property or assets purchasable upon that exercise and will not be entitled to dividend or other payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount, the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement.

Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities, property or assets purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

Guarantee of American

American may guarantee unconditionally our obligations under the warrants and the applicable warrant agreement as described in the applicable prospectus supplement. If American guarantees these obligations, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce the warrants against AMR, and will be an unsecured obligation of American.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may elect to offer, from time to time, stock purchase contracts, representing contracts obligating or entitling holders to purchase from us, and obligating or entitling us to sell to holders, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date or dates. Alternatively, the stock purchase contracts may obligate or entitle us to purchase from holders, and obligate or entitle holders to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date or date. We may issue stock purchase contracts separately or as a part of stock purchase units.

The description of our stock purchase contracts and stock purchase units in this prospectus is a summary. When we offer to sell a series of stock purchase contracts or stock purchase units, we will summarize in a prospectus supplement the particular terms of such series of stock purchase contracts or stock purchase units, as the case may be, that we believe will be the most important to your decision to invest in such series. As the terms of such series of stock purchase contracts or stock purchase units, as the case may be, may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the stock purchase contract or stock purchase unit, as the case may be, and, if applicable, any related collateral arrangements and depositary arrangements, and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of such series of stock purchase contracts or stock purchase units, as the case may be. There may be other provisions in the stock purchase contract or stock purchase unit, and the related collateral arrangements and depositary arrangements, if any, that are also important to you. You should carefully read these documents for a full description of the terms of the stock purchase contracts and stock purchase units. Forms of these documents will be filed with the SEC as exhibits to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

The price per share of preferred stock or common stock or the price of any other securities, property or assets, as the case may be, subject to any stock purchase contracts may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. The stock purchase units are expected to consist of the following:

•	a stock purchase contract and, if specified in the applicable prospectus supplement, warrants or debt securities; and

•	one or more of the following, each of which secures the holders’ obligations to purchase or sell the preferred stock, common stock or other securities, property or assets under the stock purchase contracts:

•	debt securities or undivided beneficial ownership interests in debt securities;

•	depositary shares representing fractional interests in debt securities or shares of preferred stock; or

•	debt obligations or securities of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or may require the holders of the stock purchase units to make periodic payments to us. Any such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under the stock purchase contract in a specified manner. Alternatively, stock purchase contracts may require holders of the stock purchase contracts to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligations to settle such pre-paid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid stock purchase contracts may be issued under the indenture. For a summary of the terms of the indenture, see “Description of Debt Securities.”

Guarantee of American

American may guarantee unconditionally our obligations under the stock purchase contracts or stock purchase units and, if applicable, any related collateral arrangements and depositary or other arrangements, as described in the applicable prospectus supplement. If American guarantees these obligations, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce the stock purchase contracts or stock purchase units, as the case may be, against AMR, and will be an unsecured obligation of American.

PLAN OF DISTRIBUTION

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	terms and conditions of the offering;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Agents

We may use agents to sell securities. We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

Underwriters

We may sell securities to underwriters. If we use underwriters, the underwriters will acquire the securities for their own account, including without limitation through underwriting, purchase, security lending, repurchase or other agreements with us. Unless we tell you otherwise in the applicable prospectus supplement, the underwriters may resell those securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Dealers

We may use a dealer to sell the securities. If we use a dealer, we, as principal, will sell the securities to the dealer who will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

Direct Sales

We may solicit directly offers to purchase the securities, and we may sell securities directly to purchasers without the involvement of agents, underwriters or dealers. We will describe the terms of our direct sale in the applicable prospectus supplement.

Other Means of Distribution

Securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as our agents in connection with a remarketing of such securities following their purchase or redemption or otherwise. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4).

We may authorize our agents, dealers and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

With or without the involvement of agents, underwriters, dealers, remarketing firms or other third parties, we may utilize the Internet or other electronic bidding or ordering systems for the pricing and allocation of securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us. The use of such a system may affect the price or other terms at which such securities are sold. The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in the applicable prospectus supplement how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the obligations of any agent, underwriter, dealer or remarketing firm with respect to the auction or ordering system.

Derivative Transactions and Hedging

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

General Information

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in an offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in an offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of the securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue of securities and will have no established trading market, other than our common stock which is listed on the New York Stock Exchange as of the date of this prospectus. We may elect to list any other series of securities on any exchange or market, but we are not obligated to do so. Any underwriters to whom the securities are sold for a public offering may make a market in those securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of, or the trading market for, any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

Any underwriters, agents, dealers or remarketing firms will be identified and their compensation described in a prospectus supplement.

We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

Any underwriters, dealers, agents, remarketing firms and third parties may be customers of, engage in transactions with, or perform services for, AMR, American or our affiliates in the ordinary course of their business.

VALIDITY OF SECURITIES

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for AMR and, if applicable, American by their General Counsel and for any agents, underwriters or dealers by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 or other counsel that we may name in the applicable prospectus supplement. Shearman & Sterling LLP from time to time represents American and AMR with respect to certain matters.

EXPERTS

The consolidated financial statements of AMR appearing in AMR’s Current Report (Form 8-K) dated April 21, 2009 for the year ended December 31, 2008 (including schedule appearing therein), and the consolidated financial statements of American appearing in American’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

American Airlines, Inc.

Debt Securities
Debt Warrants

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide specific terms of any securities to be offered in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2009

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus used by us (which we refer to as a “company free writing prospectus”), the documents incorporated by reference in this prospectus and any applicable prospectus supplement or any other information to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any applicable prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any applicable prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus or any applicable prospectus supplement shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus or such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we and our parent, AMR Corporation (“AMR”), filed jointly with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, AMR, and the securities to be offered. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information”.

In this prospectus, references to “American”, the “Company”, “we”, “us” and “our” refer to American Airlines, Inc. and references to “AMR” refer to our parent, AMR Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We and AMR file annual, quarterly and current reports, proxy statements (in the case of AMR only) and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings of AMR and American are also available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

We “incorporate by reference” in this prospectus certain documents that we and AMR file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we and AMR file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we and AMR have previously filed with the SEC (Commission File Numbers 001-02691 and 001-08400, respectively) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

Filing	Date Filed

Annual Reports on Form 10-K of American and AMR for the year ended December 31, 2008	February 19, 2009 (except, in the case of AMR, for Items 1, 1A, 6, 7, 7A and 8 and Exhibit 12 thereto, which have been updated in AMR’s Current Report on Form 8-K filed on April 21, 2009)
Quarterly Reports on Form 10-Q of American and AMR for the quarters ended March 31, 2009 and June 30, 2009	April 16, 2009 July 15, 2009

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Filing	Date Filed

Current Reports on Form 8-K of American	January 6, 2009
January 15, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
June 29, 2009
July 6, 2009
July 7, 2009
Current Reports on Form 8-K of AMR	January 6, 2009
January 15, 2009
January 23, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
April 21, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
July 6, 2009
July 7, 2009

All documents filed by us and AMR under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished under items 2.02 or 7.01 in any current report on Form 8-K), from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated by reference in this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to AMR Corporation, 4333 Amon Carter Blvd., Fort Worth, Texas 76155, Attention: Investor Relations (Telephone: (817) 967-2970)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which represent our expectations or beliefs concerning future events. When used in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and in documents incorporated

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by reference herein and therein, the words “believes,” “expects,” “plans,” “anticipates,” “indicates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking statements.

Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; the amounts of our unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including our application for antitrust immunity with other oneworld alliance members; and the impact on us of our results of operations in recent years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.

All forward-looking statements in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein are based upon information available to us on the date of this prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Guidance given in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein regarding capacity, fuel consumption, fuel prices, fuel hedging and unit costs, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, are forward-looking statements. Forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from our expectations. The following factors, in addition to those discussed under the caption “Risk Factors” in an applicable prospectus supplement and in Item 1A of the most recent annual report on Form 10-K of each of American and AMR (and in AMR’s case, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009) as well as in Item 1A of any quarterly reports of each of American or AMR since the date of the most recent annual report on Form 10-K of each of American or AMR and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: our materially weakened financial condition, resulting from our significant losses in recent years; weaker demand for air travel and lower investment asset returns resulting from the severe global economic downturn; our need to raise substantial additional funds and our ability to do so on acceptable terms; our ability to generate additional revenues and reduce our costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; our substantial indebtedness and other obligations; our ability to satisfy existing financial or other covenants in certain of our credit agreements; changes in economic and other conditions beyond our control, and the volatile results of our operations; the fiercely and increasingly competitive business environment we face; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and our reduced pricing power; changes in our corporate or business strategy; government regulation of our business; conflicts overseas or terrorist attacks; uncertainties with respect to our international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of our competitors; uncertainties with respect to our relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; our ability to retain key management personnel; potential failures or disruptions of our computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving our aircraft; changes in the price of AMR’s common stock; and our ability to reach acceptable agreements with third parties.

Additional information concerning these and other factors is contained in our and AMR’s filings with the SEC, including but not limited to our and AMR’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and our and AMR’s Annual Reports on Form 10-K for the year ended December 31, 2008 (and in AMR’s case, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009).

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THE COMPANY

American, the principal subsidiary of AMR, was founded in 1934. All of American’s common stock is owned by AMR. At the end of 2008, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system onboard American’s passenger fleet. In addition, American has capacity purchase agreements with AMR Eagle Holding Corporation (“AMR Eagle”), a wholly owned subsidiary of AMR, and AMR Eagle’s two regional airline subsidiaries, which do business as “American Eagle” (the “American Eagle® carriers”), as well as with an independently owned regional airline which does business as the “AmericanConnection” (the “AmericanConnection® carrier”). The American Eagle® carriers and the AmericanConnection® carrier provide connecting service from ten of American’s high-traffic cities to smaller markets throughout the United States, Canada, Mexico and the Caribbean.

The address for both American’s and AMR’s principal executive offices is 4333 Amon Carter Blvd., Fort Worth, Texas 76155 (Telephone: 817-963-1234). American’s and AMR’s Internet address is http://www.aa.com. Information on American’s and AMR’s website is not incorporated into this prospectus and is not a part of this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges of American and AMR for the periods indicated:

	Year Ended December 31,							Six Months Ended
	2004	2005	2006		2007		2008	June 30, 2009

Ratio of Earnings to Fixed Charges
American	(1)	(3)	1.08	(5)	1.20	(6)	(7)	(9)
AMR	(2)	(4)	1.08		1.23		(8)	(10)

(1)	In April 2001, the board of directors of American approved the unconditional guarantee by American (the “American Guarantee”) of the existing debt obligations of AMR. As such, at December 31, 2004, American unconditionally guaranteed through the life of the related obligations approximately $1.3 billion of unsecured debt of AMR and approximately $466 million of secured debt of AMR. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2004, earnings were not sufficient to cover fixed charges. American needed additional earnings of $898 million to achieve a ratio of earnings to fixed charges of 1.0.

(2)	For the year ended December 31, 2004, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $861 million to achieve a ratio of earnings to fixed charges of 1.0.

(3)	At December 31, 2005, American’s exposure under the American Guarantee was approximately $1.2 billion with respect to unsecured debt of AMR and approximately $428 million with respect to secured debt of AMR. For the year ended December 31, 2005, earnings were not sufficient to cover fixed charges. American needed additional earnings of $956 million to achieve a ratio of earnings to fixed charges of 1.0.

(4)	For the year ended December 31, 2005, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $958 million to achieve a ratio of earnings to fixed charges of 1.0.

(5)	At December 31, 2006, American’s exposure under the American Guarantee was approximately $1.1 billion with respect to unsecured debt of AMR and approximately $388 million with respect to secured debt of AMR.

(6)	At December 31, 2007, American’s exposure under the American Guarantee was approximately $1.1 billion with respect to unsecured debt of AMR and approximately $347 million with respect to secured debt of AMR.

(7)	At December 31, 2008, American’s exposure under the American Guarantee was approximately $745 million with respect to unsecured debt of AMR and approximately $305 million with respect to secured debt of AMR. For the year ended December 31, 2008, earnings were not sufficient to cover fixed charges. American needed additional earnings of $2,564 million to achieve a ratio of earnings to fixed charges of 1.0.

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(8)	For the year ended December 31, 2008, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,151 million to achieve a ratio of earnings to fixed charges of 1.0.

(9)	At June 30, 2009, American’s exposure under the American Guarantee was approximately $425 million with respect to unsecured debt of AMR and approximately $284 million with respect to secured debt of AMR. For the six months ended June 30, 2009, earnings were not sufficient to cover fixed charges. American needed additional earnings of $774 million to achieve a ratio of earnings to fixed charges of 1.0.

(10)	For the six months ended June 30, 2009, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $785 million to achieve a ratio of earnings to fixed charges of 1.0.

For purposes of the table, “earnings” represents consolidated income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting change and fixed charges (excluding interest capitalized). “Fixed charges” consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor. The secured debt of AMR referred to in the footnotes to the table consists of guarantees by AMR of secured debt of the American Eagle® carriers.

USE OF PROCEEDS

Except as we may describe otherwise in an applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including, among other possible uses, the repayment or repurchase of short-term or long-term debt or lease obligations, the acquisition of aircraft and other capital expenditures. We may also use the proceeds for temporary investments until we need them for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

Introduction

We may elect to offer debt securities. We will issue the debt securities in one or more series under an indenture, which we refer to as the “indenture”, to be entered into between us and Wilmington Trust Company, as trustee. The debt securities may include debentures, notes or other kinds of debt obligations. The debt securities will rank equal in right of payment with all of our other unsubordinated indebtedness. The amount of debt securities that we can issue under the indenture is unlimited.

The description of the terms of the debt securities and indenture in this prospectus is a summary. When we offer to sell a series of debt securities, we will summarize in a prospectus supplement the particular terms of such series of debt securities that we believe will be the most important to your decision to invest in such series of debt securities. As the terms of such series of debt securities may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the debt securities, and the indenture, and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of debt securities of such series. There may be other provisions in such debt securities and the indenture that are also important to you. You should carefully read these documents for a full description of the terms of such debt securities. The indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.

In this description, we include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in any prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement.

The debt securities will not be secured by any of our property or assets, unless we tell you otherwise in an applicable prospectus supplement. Unless we tell you otherwise in an applicable prospectus supplement, the

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indenture does not limit the amount of other indebtedness or securities that may be issued by us or any of our subsidiaries. In addition, unless we tell you otherwise in an applicable prospectus supplement, the indenture does not contain any financial covenants or restrictions on the payment of dividends, the incurrence of debt, securing our debt or the issuance or repurchase of our debt securities, or any covenants or other provisions to afford protection to holders of debt securities in the event of a highly leveraged transaction or a change in control.

Specific Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

A prospectus supplement will describe specific terms relating to the series of debt securities then being offered. These terms may include some or all of the following:

•	the title and type of such debt securities;

•	any limit on the total principal amount of such debt securities;

•	the date or dates on which the principal of such debt securities will be payable, or the method of determining and/or extending such date(s), and the amount or amounts of such principal payments;

•	the date or dates from which any interest will accrue, or the method of determining such date(s);

•	any interest rate or rates (which may be fixed or variable) that such debt securities will bear, or the method of determining or resetting such rate or rates, and the interest payment dates (if any) for such debt securities;

•	the circumstances, if any, in which payments of principal, premium, if any, or interest on such debt securities may be deferred;

•	the place or places where any principal, premium or interest payments may be made;

•	any optional redemption or other early payment provisions, including the period(s) within which, the price(s) at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, American may redeem or prepay such debt securities;

•	any provisions obligating American to repurchase or otherwise redeem such debt securities pursuant to sinking fund or analogous provisions, upon the occurrence of a specified event or at the holder’s option;

•	if other than $1,000 denominations, the denominations in which such debt securities are issuable;

•	the amount of discount, if any, with which such debt securities will be issued;

•	if other than U.S. dollars, the currency or currencies, composite currency or currencies or currency units of payment of principal, premium, if any, and interest on such debt securities or in which the debt securities are denominated;

•	if applicable, the time period within which, the manner in which and the terms and conditions upon which a holder of a debt security can select the payment currency or currencies;

•	any index, formula or other method to be used for determining the amount of any payments on such debt securities;

•	if other than the outstanding principal amount, the amount that will be payable if the maturity of such debt securities is accelerated, or the method of determining such amount;

•	the person to whom any interest on such debt securities will be payable (if other than the registered holder of such debt securities on the applicable record date) and the manner in which it shall be payable;

•	any changes to or additional events of default or covenants;

•	any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

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•	any provisions for the payment of additional amounts on debt securities, including additional amounts on debt securities held by non-U.S. persons in respect of taxes or similar charges withheld or deducted, and for the optional redemption of such debt securities in lieu of paying such additional amounts;

•	any provisions modifying the defeasance or covenant defeasance provisions that apply to such debt securities;

•	whether such debt securities will be issued in whole or in part in the form of one or more temporary or global securities, and, if so, the identity of the depositary for such global security or securities;

•	if temporary global debt securities are issued, any special terms and conditions for payments thereon and for exchanges or transfers of beneficial interests therein;

•	appointment of any paying agent(s);

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities, cash or property of American or any other person and any changes to the indenture to permit or facilitate such conversion or exchange;

•	if other than the laws of New York, the law governing such debt securities and the extent to which such other law governs;

•	whether an AMR guarantee will apply to such debt securities and, if so, the material terms thereof; and

•	any other special terms of such debt securities.

(Section 3.1 of the indenture)

Debt securities may also be issued under the indenture upon the exercise of warrants. See “Description of Debt Warrants”.

Unless we tell you otherwise in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Unless we tell you otherwise in the applicable prospectus supplement, debt securities will be issued in fully registered form without coupons. If debt securities of any series are issued in bearer form, the applicable prospectus supplement will describe special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to such debt securities and to payments on and transfer and exchange of such debt securities. Bearer debt securities generally will be transferable by delivery. (Section 3.5 of the indenture) The indenture refers to the bearer of a bearer debt security as the “holder” of that debt security. (Section 1.1 of the indenture)

One or more series of debt securities may be sold at a substantial discount below their stated principal amount. Such a series of debt securities is issued at an “original issue discount”. Typically, a debt security that is issued at an “original issue discount” will not bear interest or will bear interest at an interest rate that is below the market interest rate at the time of issuance. If we issue debt securities at an “original issue discount”, the applicable prospectus supplement will describe certain special federal income tax and other considerations applicable to such debt securities.

If the purchase price of any debt securities is payable in foreign currencies, composite currencies or currency units, if any debt securities are denominated in foreign currencies, composite currencies or currency units, or if any debt securities are payable in foreign currencies, composite currencies or currency units, the applicable prospectus supplement will describe the special restrictions, elections and other specific terms and federal income tax considerations and certain other important information, with respect to such debt securities and such foreign currencies, composite currencies or currency units.

The principal, premium, interest or other payments on debt securities may be determined by reference to an index, formula or other method. Such an index, formula or other method may be based, without limitation, on the price of one or more commodities, derivatives or securities; a commodities, derivatives, securities exchange or other index; a foreign currency or currencies or one or more composite currencies or currency units; or any other variable

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or variables or any relationship between any variables or combination of variables. Holders of such debt securities may receive a principal payment or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable index, formula or other factor or changes in any applicable variable or variables. If we issue debt securities the payments on which are based on such an index, formula or other method, the applicable prospectus supplement will describe that index, formula or other method and other specific terms and certain special federal income tax and other considerations applicable to such debt securities.

One or more series of debt securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities, or fixed rate debt securities exchangeable for variable rate debt securities. The applicable prospectus supplement will describe specific terms, federal income tax considerations and certain other important information relating to such debt securities.

We may issue debt securities of a particular series at different times. In addition, we may issue debt securities within a series with terms different from the terms of other debt securities of that series.

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Subject to applicable law, we or any of our affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by us or any of our affiliates may be held or surrendered by the purchaser of the debt securities for cancellation.

Registered Securities

As noted above, unless we tell you in a prospectus supplement that the specific debt securities described in that prospectus supplement are bearer debt securities, the debt securities will be “registered securities”. We and the trustee may treat the person in whose name a registered debt security is registered under any indenture as the owner of that debt security for all purposes, including for the purpose of receiving payments on that debt security. (Section 3.8 of the indenture) The indenture refers to each person in whose name a registered debt security is registered as the “holder” of that debt security. (Section 1.1 of the indenture)

Except as described below under “Global Debt Securities” or in the applicable prospectus supplement, a holder can exchange or transfer debt securities in registered form at the office of the trustee. Initially, the trustee will act as our agent for registering such debt securities in the names of holders and transferring such debt securities. We may appoint another entity at any time to perform this role or we may perform it ourselves. The entity performing the role of maintaining the list of registered holders and performing transfers is called the “registrar”. (Sections 3.5 and 9.2 of the indenture)

Unless we tell you otherwise in the applicable prospectus supplement, a holder seeking to transfer or exchange a registered debt security will not be required to pay a service charge to us, the registrar or the trustee, but such holder may be required to pay any tax or other governmental charge associated with the transfer or exchange. (Section 3.5 of the indenture)

If you are not the holder of any debt securities in registered form, your rights relating to those debt securities will be governed in part by applicable laws and by the account rules and policies of the broker, bank or financial intermediary through which you invest in such debt securities and any other financial intermediary that holds interests directly or indirectly in such debt securities (including any depositary referred to below under “Global Debt Securities”). None of American, AMR or the trustee has any responsibility for the account rules, policies, actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in a debt security in registered form.

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If you are not the holder of any debt securities in registered form, you should consult the broker, bank or other financial intermediary through which you invest in such debt securities for information on your rights in respect of such debt securities. In particular, you should ask how you will receive payments, and whether you will be able to provide instructions as to how such broker, bank or other financial intermediary should exercise the rights of a “holder” under the indenture.

Global Debt Securities

We may specify in the applicable prospectus supplement that the debt securities of a series will be issued in the form of fully registered global securities (“registered global securities”). Registered global securities will be registered in the name of a financial institution we select. This financial institution, which will be the sole direct holder of the registered global securities, is called the “depositary”. We will identify any depositary in the applicable prospectus supplement. Any person wishing to own a debt security represented by a registered global security must do so indirectly by virtue of an account with a broker, bank or other financial intermediary that in turn has an account with the depositary, or with another financial intermediary that itself has an account with the depositary. The debt securities represented by the registered global securities may not be transferred to the name of any other holder unless the special circumstances described below occur.

Special Investor Considerations for Registered Global Securities.  Our obligations with respect to registered global securities, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered holders of those debt securities. For example, once a payment on a registered global security is made to the depositary, as sole holder of that registered global security, neither we nor the trustee has any further responsibility for that payment even if it is not passed along to the correct owners of the beneficial interests in that registered global security.

As long as the debt securities are represented by registered global securities:

•	You cannot have debt securities registered in your name under the indenture.

•	You cannot receive physical certificates from us for your interest in the debt securities.

•	You must look to your own bank or broker or other financial intermediary for payments on the debt securities.

•	You will have no rights as a “holder” under the indenture. This means that, among other things, you will have no right to give any direction, approval or instruction directly to the trustee under the indenture.

•	You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

•	The depositary’s policies will govern payments, transfers, exchanges and other matters relating to the registered global security. American, AMR and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the registered global security. American, AMR and the trustee also do not supervise the depositary in any way. In addition, American, AMR and the trustee have no responsibility for the actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in the registered global security.

•	Payment for purchases and sales in the market for corporate debentures and notes is generally made in next-day funds. In contrast, the depositary will usually require that interests in a registered global security be purchased or sold within its system using same-day funds. This difference could have some effect on how registered global security interests trade, but we do not know what that effect will be.

You should consult the broker, bank or other financial intermediary through which you invest in debt securities represented by registered global securities for information on your rights in respect of such debt securities. In particular, you should ask how you will receive payments and whether you will be able to provide instructions as to how the depositary should exercise the rights of a “holder” under the indenture.

Special Situations When a Registered Global Security Will Be Terminated.  In the special situations described in the next paragraph, a registered global security will terminate and interests in it will be exchanged for physical

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certificates representing debt securities. After that exchange, we believe that you likely will be able to choose whether to hold debt securities directly in your own name or indirectly through an account at a bank or broker or other financial intermediary. However, when a registered global security terminates, the depositary (and not American, AMR or the trustee) will be responsible for determining the names of the institutions that will be the initial direct holders of the debt securities. You must consult your own bank or broker or other financial intermediary at such time to find out how to have your interests in debt securities transferred to your own name, if you wish to become a direct holder.

The special situations for termination of a registered global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualifies to continue as depositary (unless a replacement depositary is named).

•	When we determine not to have any of the debt securities of a series represented by a registered global security and notify the trustee of our decision.

(Section 3.5 of the indenture) In addition, a prospectus supplement may list situations for terminating a registered global security that would apply only to the particular series of debt securities covered by that prospectus supplement.

Bearer Global Securities.  The debt securities of a series may also be issued wholly or partially in the form of one or more bearer global securities (“bearer global securities”) that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. (Sections 3.4 and 3.5 of the indenture) The applicable prospectus supplement will describe the specific terms and procedures, including the depositary arrangement, with respect to any portion of a series of debt securities to be represented by bearer global securities.

Payments

Unless we tell you otherwise in the applicable prospectus supplement, we will generally deposit interest, principal and any other money due on the debt securities, in the designated currency, with the trustee, and the trustee will act as our agent for making payments on the debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of making payments is called the “paying agent”. We may, at our option, make any interest payments on debt securities in registered form by having the trustee mail checks or make wire transfers to the registered holders listed in the registrar’s records. (Sections 3.7(a) and 9.2 of the indenture) If you are not the holder of any debt securities in registered form, you must make your own arrangements with the bank, broker or other financial intermediary through which you invest in such debt securities to receive payments.

Unless we tell you otherwise in the applicable prospectus supplement, interest, if any, will be payable to each holder listed in the registrar’s records at the close of business on a particular day in advance of each due date for interest, even if such holder no longer owns the debt security on the interest due date. That particular day is called the “record date” and will be stated in the prospectus supplement. (Section 3.7(a) of the indenture) Persons buying and selling debt securities between a record date and an interest payment date must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered holder on the record date.

Unless we tell you otherwise in the applicable prospectus supplement, interest payable on any debt security in registered form that is not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder in whose name such debt security is registered on the relevant record date. Such defaulted interest will instead be payable to the person in whose name such debt security is registered on the special record date or other specified date determined in accordance with the indenture. (Section 3.7(b) of the indenture)

We will make payments on debt securities in bearer form in the currency and in the manner designated in the applicable prospectus supplement, subject to any relevant laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement.

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Unless we tell you otherwise in the applicable prospectus supplement, if any payment date is not a business day, payments scheduled to be made on such payment date may be made on the next succeeding business day without additional interest.

We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment designated for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of such series and any related coupons may be presented and surrendered for payment. (Section 9.2 of the indenture)

Unless we tell you otherwise in the applicable prospectus supplement, any moneys or governmental obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest or other amounts on any debt security that remains unclaimed for two years after such principal, premium, if any, or interest or other amounts has become due and payable will, at our request, be repaid to us. After repayment to us, holders of such debt securities will be entitled to seek payment only from us as a general unsecured creditor.

Notices

American and the trustee will send notices regarding debt securities in registered form only to registered holders, using their addresses as listed in the registrar’s records. If you are not the holder of debt securities in registered form, you should consult the broker, bank or other financial intermediary through which you invest in such debt securities for information on how you will receive such notices. Holders of bearer debt securities will be notified by publication as described in the prospectus supplement relating to such debt securities. (Section 1.6 of the indenture)

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

The redemption features, if any, of any series of debt securities will be described in the applicable prospectus supplement. We may redeem debt securities in denominations larger than $1,000 but, unless we tell you otherwise in an applicable prospectus supplement, only in integral multiples of $1,000.

Unless we state otherwise in an applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 15 days but not more than 60 days before the redemption date to the holders. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger or Sale by American

The indenture generally permits American to consolidate or merge with or into another entity and to sell or otherwise dispose of all or substantially all of its assets. However, we may not take any of these actions unless all the following conditions are met:

•	where we merge out of existence or sell or otherwise dispose of our assets, the other entity must be a corporation, limited liability company, partnership, trust or other person organized and existing under the laws of the United States of America or a State thereof, and it must agree to be legally responsible for all of American’s obligations under the debt securities and the indenture;

•	the transaction must not cause a default on the debt securities and American must not already be in default (for this purpose, a “default” is an event that with notice or passage of time would become an event of default); and

•	American must deliver certain certificates and documents to the trustee.

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The remaining or acquiring person after any such transaction will be substituted for American under the indenture and the debt securities, and all obligations of American will terminate. (Section 7.1 of the indenture)

Events of Default, Notice and Certain Rights on Default

The term “event of default” means, with respect to debt securities of any series, any of the following:

•	We fail to pay interest on a debt security of such series within 30 days of its due date.

•	We fail to pay principal or any premium on a debt security of such series, or we fail to deposit any mandatory sinking fund payment, within 10 days of its due date.

•	We remain in breach of a covenant in the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or the holders of at least 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	There occurs any other “event of default” described in the applicable supplemental indenture or board resolution providing for the issuance of such series of debt securities.

(Section 5.1 of the indenture) An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities.

The indenture requires the trustee to notify holders of the applicable series of debt securities of any uncured default within 90 days after such default occurs. The trustee may withhold notice, however, of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the holders’ best interests. (Section 6.5 of the indenture)

If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the affected series may declare the entire principal amount (or, if the debt securities of that series are original issue discount debt securities or debt securities payable in accordance with an index, formula or other method, such portion of the principal amount or other amount specified in the prospectus supplement) of all the debt securities of that series to be due and immediately payable. (Section 5.2 of the indenture) The holders of a majority in aggregate principal amount of the debt securities of the affected series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences, except a default or event of default in the payment of the principal of or premium, if any, or interest, if any, on any debt security and certain other defaults. (Section 5.7 of the indenture)

The holders of a majority in aggregate principal amount of the debt securities of the affected series (with the debt securities of each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee with respect to the debt securities of such series, as long as such direction does not conflict with any law or the indenture and subject to certain other limitations, including, if requested by the trustee, the provision of security or indemnity satisfaction to the trustee. (Section 5.8 of the indenture)

Before a holder can bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	such holder must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of at least 25% in aggregate principal amount of all debt securities of the relevant series must request the trustee in writing to take action because of the event of default, and must offer security or indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice, request and indemnity; and

•	the holders of a majority in aggregate principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above request.

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(Section 5.9 of the indenture)

However, a direct holder is entitled to bring a lawsuit at any time for the payment of principal, premium, if any, and interest due on its debt securities after the due date. (Section 5.10 of the indenture)

If you are not the holder of debt securities in registered form, you should consult the broker, bank or financial intermediary through which you invest in such debt securities for information on your rights in respect of those debt securities following an event of default.

We will file annually with the trustee a certificate as to American’s compliance with all conditions and covenants of the indenture. (Section 9.7 of the indenture)

Modification of the Indenture

Except to the extent otherwise provided in the applicable prospectus supplement, there are three categories of changes we can make to the indenture and the debt securities, as follows:

Changes Requiring Approval of Each Affected Holder.  First, there are changes that cannot be made to the indenture and debt securities of any series without the approval of each holder of such debt securities who would be affected by such change. Following is a summary of those changes:

•	to change the time for payment of principal of or interest on a debt security;

•	to reduce the amounts of principal of or interest on a debt security;

•	to reduce the amount of any premium payable upon the redemption of a debt security;

•	to reduce the amount payable upon acceleration of the maturity of an original issue discount debt security or a debt security payable in accordance with an index, formula or other method;

•	to change the currency of payment on a debt security;

•	to impair the right to sue for payment on a debt security;

•	to reduce the percentage of holders of debt securities of such series whose consent is needed to modify or amend the indenture or to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	to modify the provisions relating to waiver of certain defaults or modifications of the indenture and debt securities, other than to increase any percentage of holders required for such waivers and modifications, or to provide that other provisions of the indenture and debt securities may not be modified without consent of each affected holder.

(Section 8.2 of the indenture)

Changes Not Requiring Approval.  The second category of changes to the indenture and the debt securities does not require any vote by holders of debt securities. Following is a summary of those changes:

•	to reflect that another corporation or entity has succeeded American or AMR and assumed its covenants and obligations under, as applicable, the indenture, any debt securities and any related AMR guarantee;

•	to add to American’s or AMR’s covenants, to surrender any right or power of American, or AMR, or to comply with any SEC requirement in connection with the qualification of the indenture or any AMR guarantee;

•	to add additional events of default with respect to any series;

•	to add or change any provisions to the extent necessary to facilitate the issuance of debt securities in bearer form or in global form;

•	to add, or to change or eliminate, any provision affecting debt securities not yet issued, including to make appropriate provisions for an AMR guarantee;

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•	to secure the debt securities;

•	to establish the form or terms of debt securities;

•	to provide for the electronic delivery of supplemental indentures or debt securities of any series;

•	to evidence and provide for successor or additional trustees or to facilitate the appointment of a separate trustee or trustees for one or more series of debt securities;

•	if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

•	to correct or supplement any inconsistent provisions or to cure any ambiguity or correct any mistake in the indenture, any debt securities or any AMR guarantee; or

•	to make any other provisions with respect to matters or questions arising under the indenture, as long as such action does not materially adversely affect holders of the debt securities.

(Section 8.1 of the indenture)

Changes Requiring a Majority Vote.  The third category of changes to the indenture and the debt securities requires a vote in favor by holders of debt securities owning a majority of the principal amount of each particular series adversely affected. This category includes other changes to the indenture and debt securities not part of the first and second categories of changes to the indenture and debt securities described above. (Section 8.2 of the indenture)

If you are not the holder of debt securities in registered form, you should consult with the broker, bank or financial intermediary through which you invest in such debt securities for information on how approval will be granted or denied if we seek to change the indenture or request a waiver of any of its terms.

Satisfaction and Discharge

The indenture provides that when, among other things, all debt securities of a series not previously delivered to the trustee for cancellation:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we have deposited or caused to be deposited with the trustee, money or certain governmental obligations or a combination thereof in an amount to be sufficient to pay and discharge the entire indebtedness on debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to such series of debt securities, and we will be deemed to have satisfied and discharged the indenture with respect to such series of debt securities. (Section 4.1 of the indenture)

Defeasance

Unless we tell you otherwise in the applicable prospectus supplement, the following discussion of full defeasance and covenant defeasance will apply to each series of debt securities. (Article IV of the indenture)

Full Defeasance.  Under certain circumstances, we can legally release ourselves from any payment or other obligations on the debt securities of any series (called “full defeasance”) if we put in place the following arrangements for the holders of those debt securities to be repaid:

•	we must irrevocably deposit in trust for the holders’ benefit a combination of money and certain governmental obligations specified in the indenture that will generate enough money to pay when due the principal of and any premium or interest on the debt securities of such series and to make any mandatory sinking fund payments on such debt securities; and

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•	we must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in federal tax law as in effect on the date of execution of the indenture or an Internal Revenue Service ruling that lets us make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if American did not make the deposit and simply repaid such debt securities itself.

(Sections 4.4 and 4.6 of the indenture)

If we ever did accomplish full defeasance, as described above, holders would have to rely solely on the trust deposit for repayment on the debt securities of the particular series defeased. Holders could not look to American or to any AMR guarantee for repayment if a shortfall occurred.

American may exercise its full defeasance option even if it has previously exercised its covenant defeasance option. If American exercises its full defeasance option, payment of the particular series of debt securities defeased may not be accelerated because of a default or an event of default. (Section 4.4 of the indenture)

Covenant Defeasance.  Under certain circumstances, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities of any series. This is called “covenant defeasance”. In that event, holders of those debt securities would lose the protection of those restrictive covenants but would gain the protection of having money and certain governmental obligations set aside in trust to repay such debt securities. To achieve covenant defeasance, we must do the following:

•	we must irrevocably deposit in trust for the holders’ benefit a combination of money and certain governmental obligations specified in the indenture that will generate enough money to pay when due the principal of and any premium or interest on the debt securities of such series and to make any mandatory sinking fund payments on such debt securities; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that, under federal tax law as in effect at the time of such deposit, American may make such deposit without causing holders to be taxed on the debt securities of such series any differently than if American did not make the deposit and simply repaid such debt securities itself.

(Sections 4.5 and 4.6 of the indenture)

If American exercises its covenant defeasance option with respect to the debt securities of a series, certain restrictive covenants of the indenture and certain events of default would no longer apply to such series. (Section 4.5 of the indenture) If one of the remaining events of default occurred, however, and payment of the debt securities of such series was accelerated, there could be a shortfall between the amount in the trust deposit at that time and the amount then due on such series. Holders could still look to American for payment of such debt securities if there were such a shortfall. Depending on the event causing the default (such as American’s bankruptcy), however, holders may not be able to obtain payment of the shortfall from American.

Guarantee of AMR

Our parent, AMR, will provide a full and unconditional guarantee with respect to our payment obligations under any series of debt securities and the indenture described in the applicable prospectus supplement, if such debt securities are non-convertible securities offered for cash by us or on our behalf that do not satisfy the definition of “investment grade securities” contained in General Instruction I.B.2 of Form S-3 (i.e., securities that are, at the time of sale, rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade). We will describe the terms of such guarantee in the applicable prospectus supplement. Such guarantee will be enforceable without any need first to enforce the debt securities against American, and will be an unsecured obligation of AMR.

In addition, AMR may provide a full and unconditional guarantee with respect to our payment obligations under any other series of debt securities and the indenture described in the applicable prospectus supplement. If AMR guarantees such obligations, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce the debt securities against American, and will be an unsecured obligation of AMR.

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The Trustee

Wilmington Trust Company is the trustee under the indenture. Wilmington Trust Company acts as trustee with respect to certain other financing transactions of ours and of our affiliates. Wilmington Trust Company may from time to time provide banking or other services to us and our affiliates.

DESCRIPTION OF DEBT WARRANTS

We may elect to offer warrants to purchase debt securities (“Debt Warrants”). We may issue debt warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the debt warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the debt warrants that we offer.

The description of our debt warrants in this prospectus is a summary. When we offer to sell debt warrants, we will summarize in a prospectus supplement the particular terms of such debt warrants and the applicable warrant agreement that we believe will be the most important to your decision to invest in such debt warrants. As the terms of such debt warrants may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the warrant certificate relating to such debt warrants and the warrant agreement, and not the summaries in this prospectus or such prospectus supplement, which defines your rights as a holder of such debt warrants. There may be other provisions in the warrant certificate relating to such debt warrants and the warrant agreement that are also important to you. You should carefully read these documents for a full description of the terms of such debt warrants. Forms of these documents will be filed with the SEC as exhibits to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

A prospectus supplement will describe specific terms of the debt warrants, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms may include some or all of the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•	the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which such principal amount may be purchased upon exercise;

•	if other than U.S. dollars, the currency or currencies, composite currency or currencies or currency units in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your rights to exercise the debt warrants commence, and the date on which your rights expire;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	any mandatory or optional redemption provisions;

•	information with respect to book entry procedures, if any;

•	if applicable, a discussion of material federal income tax considerations;

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•	the terms of the securities you may purchase upon exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and you may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Exercise of Debt Warrants

We will describe in the prospectus supplement relating to the debt warrants the principal amount or the number of our debt securities that you may purchase for cash upon exercise of a debt warrant, and the exercise price. You may exercise a debt warrant as described in the prospectus supplement relating to the debt warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised debt warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the debt securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the debt warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining debt warrants.

Guarantee of AMR

Our parent, AMR, will provide a full and unconditional guarantee with respect to our payment obligations under any debt securities for which the debt warrants described in the applicable prospectus supplement may be exercised, if such underlying debt securities are non-convertible securities offered for cash by us or on our behalf and do not satisfy the definition of “investment grade securities” contained in General Instruction I.B.2 of Form S-3 (i.e., securities that are, at the time of sale, rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade). We will describe the terms of such guarantee in the applicable prospectus supplement. Such guarantee will be enforceable without any need first to enforce the debt warrants against American, and will be an unsecured obligation of AMR.

In addition, AMR may provide a full and unconditional guarantee with respect to our payment obligations under any other series of debt warrants and the applicable warrant agreement described in the applicable prospectus supplement. If AMR guarantees such obligations, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce the warrants against American, and will be an unsecured obligation of AMR.

PLAN OF DISTRIBUTION

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

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Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	terms and conditions of the offering;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Agents

We may use agents to sell securities. We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

Underwriters

We may sell securities to underwriters. If we use underwriters, the underwriters will acquire the securities for their own account, including without limitation through underwriting, purchase, security lending, repurchase or other agreements with us. Unless we tell you otherwise in the applicable prospectus supplement, the underwriters may resell those securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Dealers

We may use a dealer to sell the securities. If we use a dealer, we, as principal, will sell the securities to the dealer who will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

Direct Sales

We may solicit directly offers to purchase the securities, and we may sell securities directly to purchasers without the involvement of agents, underwriters or dealers. We will describe the terms of our direct sale in the applicable prospectus supplement.

Other Means of Distribution

Securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as our agents in connection with a remarketing of such securities following their purchase or redemption or otherwise. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may authorize our agents, dealers and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will

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disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

With or without the involvement of agents, underwriters, dealers, remarketing firms or other third parties, we may utilize the Internet or other electronic bidding or ordering systems for the pricing and allocation of securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us. The use of such a system may affect the price or other terms at which such securities are sold. The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in the applicable prospectus supplement how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the obligations of any agent, underwriter, dealer or remarketing firm with respect to the auction or ordering system.

Derivative Transactions and Hedging

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

General Information

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in an offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after

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pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in an offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of the securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue of securities and will have no established trading market. We may elect to list any other series of securities on any exchange or market, but we are not obligated to do so. Any underwriters to whom the securities are sold for a public offering may make a market in those securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of, or the trading market for, any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

Any underwriters, agents, dealers or remarketing firms will be identified and their compensation described in a prospectus supplement.

We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

Any underwriters, dealers, agents, remarketing firms and third parties may be customers of, engage in transactions with, or perform services for, American, AMR or our affiliates in the ordinary course of their business.

VALIDITY OF SECURITIES

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for American and, if applicable, AMR by their General Counsel and for any agents, underwriters or dealers by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 or other counsel that we may name in the applicable prospectus supplement. Shearman & Sterling LLP from time to time represents American and AMR with respect to certain matters.

EXPERTS

The consolidated financial statements of American appearing in American’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedule appearing therein) and the consolidated financial statements of AMR appearing in AMR’s Current Report (Form 8-K) dated April 21, 2009 for the year ended December 31, 2008 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

American Airlines, Inc.

Pass Through Certificates

By this prospectus, we may offer from time to time pass through certificates to be issued by one or more pass through trusts that we will form as described in this prospectus.

We will provide specific terms of any pass through certificates to be offered in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

We may offer and sell pass through certificates to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

THE PASS THROUGH CERTIFICATES:

•	Will be issued in one or more series.

•	Will be payable at the times and in the amounts specified in the accompanying prospectus supplement.

•	Will represent interests in the relevant trust only, will be paid only from the assets of that trust and will not represent obligations of, or be guaranteed by, American.

•	May have one or more forms of credit support.

EACH PASS THROUGH TRUST:

•	Will own:

•	equipment notes of one or more series or notes issued by a trust or other entity secured by equipment notes, and

•	other property described in this prospectus and the accompanying prospectus supplement.

•	Will pass through payments on the equipment notes and other property that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES:

•	Will be, except as otherwise described in the applicable prospectus supplement, either:

•	owned aircraft notes issued by American, or

•	leased aircraft notes issued on a non-recourse basis by owner trustees pursuant to aircraft leveraged leases with American. The amounts due from American under each such lease will be sufficient to make all regularly scheduled payments required on the related equipment notes, subject to some limited exceptions.

AMR CORPORATION GUARANTEES:

•	To the extent stated in the applicable prospectus supplement, our payment obligations in respect of any equipment notes or the leases relating to any equipment notes will be fully and unconditionally guaranteed by our parent, AMR Corporation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2009

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus used by us (which we refer to as a “company free writing prospectus”), the documents incorporated by reference in this prospectus and any applicable prospectus supplement or any other information to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any applicable prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any applicable prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus or any applicable prospectus supplement shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus or such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we and our parent, AMR Corporation (“AMR”), filed jointly with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of pass through certificates, and we may sell the pass through certificates in one or more offerings. Each time we offer pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, AMR, and the securities to be offered. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information”.

In this prospectus, references to “American”, the “Company”, “we”, “us” and “our” refer to American Airlines, Inc. and references to “AMR” refer to our parent, AMR Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We and AMR file annual, quarterly and current reports, proxy statements (in the case of AMR only) and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings of AMR and American are also available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

We “incorporate by reference” in this prospectus certain documents that we and AMR file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we and AMR file later with the SEC will automatically update and supersede this prospectus.

•	The following documents listed below that we and AMR have previously filed with the SEC (Commission File Numbers 001-02691 and 001-08400, respectively) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

Filing	Date Filed

Annual Reports on Form 10-K of American and AMR for the year ended December 31, 2008	February 19, 2009 (except, in the case of AMR, for Items 1, 1A, 6, 7, 7A and 8 and Exhibit 12 thereto, which have been updated in AMR’s Current Report on Form 8-K filed on April 21, 2009)
Quarterly Reports on Form 10-Q of American and AMR for the quarters ended March 31, 2009 and June 30, 2009	April 16, 2009 July 15, 2009

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Filing	Date Filed

Current Reports on Form 8-K of American	January 6, 2009
January 15, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
June 29, 2009
July 6, 2009
July 7, 2009
Current Reports on Form 8-K of AMR	January 6, 2009
January 15, 2009
January 23, 2009
February 3, 2009
February 5, 2009
February 18, 2009
March 4, 2009
March 18, 2009
April 3, 2009
April 21, 2009
May 5, 2009
June 4, 2009
June 11, 2009
June 18, 2009
June 25, 2009
June 26, 2009
July 6, 2009
July 7, 2009

All documents filed by us and AMR under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished under items 2.02 or 7.01 in any current report on Form 8-K), from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated by reference in this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to AMR Corporation, 4333 Amon Carter Blvd., Fort Worth, Texas 76155, Attention: Investor Relations (Telephone: (817) 967-2970)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which represent our expectations or beliefs concerning future events. When used in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and in documents incorporated

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by reference herein and therein, the words “believes,” “expects,” “plans,” “anticipates,” “indicates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking statements.

Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; the amounts of our unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including our application for antitrust immunity with other oneworld alliance members; and the impact on us of our results of operations in recent years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.

All forward-looking statements in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein are based upon information available to us on the date of this prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Guidance given in this prospectus, any applicable prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein regarding capacity, fuel consumption, fuel prices, fuel hedging and unit costs, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, are forward-looking statements. Forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from our expectations. The following factors, in addition to those discussed under the caption “Risk Factors” in an applicable prospectus supplement and in Item 1A of the most recent annual report on Form 10-K of each of American and AMR (and in AMR’s case, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009) as well as in Item 1A of any quarterly reports of each of American or AMR since the date of the most recent annual report on Form 10-K of each of American or AMR and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: our materially weakened financial condition, resulting from our significant losses in recent years; weaker demand for air travel and lower investment asset returns resulting from the severe global economic downturn; our need to raise substantial additional funds and our ability to do so on acceptable terms; our ability to generate additional revenues and reduce our costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; our substantial indebtedness and other obligations; our ability to satisfy existing financial or other covenants in certain of our credit agreements; changes in economic and other conditions beyond our control, and the volatile results of our operations; the fiercely and increasingly competitive business environment we face; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and our reduced pricing power; changes in our corporate or business strategy; government regulation of our business; conflicts overseas or terrorist attacks; uncertainties with respect to our international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of our competitors; uncertainties with respect to our relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; our ability to retain key management personnel; potential failures or disruptions of our computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving our aircraft; changes in the price of AMR’s common stock; and our ability to reach acceptable agreements with third parties.

Additional information concerning these and other factors is contained in our and AMR’s filings with the SEC, including but not limited to our and AMR’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and our and AMR’s Annual Reports on Form 10-K for the year ended December 31, 2008 (and in AMR’s case, as updated by AMR’s Current Report on Form 8-K filed on April 21, 2009).

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THE COMPANY

American, the principal subsidiary of AMR, was founded in 1934. All of American’s common stock is owned by AMR. At the end of 2008, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system onboard American’s passenger fleet. In addition, American has capacity purchase agreements with AMR Eagle Holding Corporation (“AMR Eagle”), a wholly owned subsidiary of AMR, and AMR Eagle’s two regional airline subsidiaries, which do business as “American Eagle” (the “American Eagle® carriers”), as well as with an independently owned regional airline which does business as the “AmericanConnection” (the “AmericanConnection® carrier”). The American Eagle® carriers and the AmericanConnection® carrier provide connecting service from ten of American’s high-traffic cities to smaller markets throughout the United States, Canada, Mexico and the Caribbean.

The address for both American’s and AMR’s principal executive offices is 4333 Amon Carter Blvd., Fort Worth, Texas 76155 (Telephone: 817-963-1234). American’s and AMR’s Internet address is http://www.aa.com. Information on American’s and AMR’s website is not incorporated into this prospectus and is not a part of this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges of American and AMR for the periods indicated:

	Year Ended December 31,							Six Months Ended
	2004	2005	2006		2007		2008	June 30, 2009

Ratio of Earnings to Fixed Charges
American	(1)	(3)	1.08	(5)	1.20	(6)	(7)	(9)
AMR	(2)	(4)	1.08		1.23		(8)	(10)

(1)	In April 2001, the board of directors of American approved the unconditional guarantee by American (the “American Guarantee”) of the existing debt obligations of AMR. As such, at December 31, 2004, American unconditionally guaranteed through the life of the related obligations approximately $1.3 billion of unsecured debt of AMR and approximately $466 million of secured debt of AMR. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2004, earnings were not sufficient to cover fixed charges. American needed additional earnings of $898 million to achieve a ratio of earnings to fixed charges of 1.0.

(2)	For the year ended December 31, 2004, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $861 million to achieve a ratio of earnings to fixed charges of 1.0.

(3)	At December 31, 2005, American’s exposure under the American Guarantee was approximately $1.2 billion with respect to unsecured debt of AMR and approximately $428 million with respect to secured debt of AMR. For the year ended December 31, 2005, earnings were not sufficient to cover fixed charges. American needed additional earnings of $956 million to achieve a ratio of earnings to fixed charges of 1.0.

(4)	For the year ended December 31, 2005, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $958 million to achieve a ratio of earnings to fixed charges of 1.0.

(5)	At December 31, 2006, American’s exposure under the American Guarantee was approximately $1.1 billion with respect to unsecured debt of AMR and approximately $388 million with respect to secured debt of AMR.

(6)	At December 31, 2007, American’s exposure under the American Guarantee was approximately $1.1 billion with respect to unsecured debt of AMR and approximately $347 million with respect to secured debt of AMR.

(7)	At December 31, 2008, American’s exposure under the American Guarantee was approximately $745 million with respect to unsecured debt of AMR and approximately $305 million with respect to secured debt of AMR. For the year ended December 31, 2008, earnings were not sufficient to cover fixed charges. American needed additional earnings of $2,564 million to achieve a ratio of earnings to fixed charges of 1.0.

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(8)	For the year ended December 31, 2008, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,151 million to achieve a ratio of earnings to fixed charges of 1.0.

(9)	At June 30, 2009, American’s exposure under the American Guarantee was approximately $425 million with respect to unsecured debt of AMR and approximately $284 million with respect to secured debt of AMR. For the six months ended June 30, 2009, earnings were not sufficient to cover fixed charges. American needed additional earnings of $774 million to achieve a ratio of earnings to fixed charges of 1.0.

(10)	For the six months ended June 30, 2009, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $785 million to achieve a ratio of earnings to fixed charges of 1.0.

For purposes of the table, “earnings” represents consolidated income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting change and fixed charges (excluding interest capitalized). “Fixed charges” consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor. The secured debt of AMR referred to in the footnotes to the table consists of guarantees by AMR of secured debt of the American Eagle® carriers.

FORMATION OF THE TRUSTS

We have entered into a pass through trust agreement (the “basic agreement”) with U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the “trustee”). Each series of pass through certificates will be issued by a separate trust. Each separate trust will be formed pursuant to the basic agreement and a specific supplement to the basic agreement (each, a “trust supplement”) between American and the trustee or among American, AMR and the trustee. All pass through certificates issued by a particular trust will represent fractional undivided interests in such trust and the property held in such trust, and, subject to the effect of any cross-subordination or cross-collateralization provisions described in the applicable prospectus supplement, will have no rights, benefits or interest in respect of any other trust or the property held in any other trust.

Concurrently with the execution and delivery of each trust supplement, the trustee, on behalf of the trust formed by the trust supplement, will enter into one or more agreements (each such agreement being herein referred to as a “note purchase agreement”) pursuant to which it will agree to purchase one or more equipment notes. Except to the extent set forth in the applicable prospectus supplement, all of the equipment notes that constitute the property of any one trust will have an identical interest rate, and this interest rate will be equal to the rate applicable to the pass through certificates issued by such trust. The maturity dates of the equipment notes acquired by each trust will occur on or before the final expected distribution date applicable to the pass through certificates issued by such trust. The trustee will distribute principal, premium, if any, and interest payments received by it as holder of the equipment notes to the registered holders of pass through certificates (the “certificateholders”) of the trust in which such equipment notes are held, subject to the effect of any cross-subordination or cross-collateralization or other provisions described in the applicable prospectus supplement.

USE OF PROCEEDS

Except as set forth in an applicable prospectus supplement, the trustee for each trust will use the proceeds from the sale of the pass through certificates issued by such trust to purchase one or more equipment notes or notes issued by a separate trust or other entity secured by equipment notes. Equipment notes may be owned aircraft notes or leased aircraft notes. Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by American (“owned aircraft”), and the leased aircraft notes will be secured by certain aircraft leased or to be leased to American (“leased aircraft”). In certain cases, owned aircraft notes or leased aircraft notes may be issued to refinance debt, lease or other transactions previously entered into to finance the applicable aircraft.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to,

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American. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement, which considerations, terms, conditions and other provisions will be, except as set forth in the applicable prospectus supplement, generally analogous to those described in this prospectus with respect to the equipment notes and the owned or leased aircraft securing them.

Also, to the extent set forth in the applicable trust supplement, a trust may hold (exclusively, or in combination with equipment notes) pass through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes or other kinds of securities.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

To the extent that the trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of such pass through certificates, it will hold such proceeds for the benefit of the holders of such pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the trustee does not subsequently use any portion of such proceeds to purchase equipment notes by the relevant date specified in the applicable prospectus supplement, it will return that portion of such proceeds to the holders of such pass through certificates.

In addition, we may offer pass through certificates subject to delayed aircraft financing arrangements, such as the following:

•	A trust may purchase leased aircraft notes issued by an owner trustee prior to the purchase of certain leased aircraft by such owner trustee or the commencement of the related lease.

•	A trust may purchase owned aircraft notes issued by American prior to the expected delivery date of certain owned aircraft.

•	The proceeds of the offering of such pass through certificates may be invested with a depositary or represented by escrow receipts until used to purchase equipment notes.

•	At the date of issuance of the pass through certificates, it may not yet be determined if the trust will purchase owned aircraft notes or leased aircraft notes.

In such circumstances, we will describe in the prospectus supplement how the proceeds of the pass through certificates will be held or applied during any such delayed aircraft financing period, including any depositary or escrow arrangements.

DESCRIPTION OF THE PASS THROUGH CERTIFICATES

The description of the terms of the pass through certificates and basic agreement in this prospectus is a summary. When we offer to sell a series of pass through certificates, we will summarize in a prospectus supplement the particular terms of such series of pass through certificates that we believe will be the most important to your decision to invest in such series of pass through certificates. As the terms of such series of pass through certificates may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the pass through certificates, the basic agreement and the applicable trust supplement, and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of pass through certificates of such series. There may be other

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provisions in such pass through certificates, the basic agreement and the applicable trust supplement that are also important to you. You should carefully read these documents for a full description of the terms of such pass through certificates. The basic agreement is incorporated by reference as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the basic agreement. American will file with the SEC the trust supplement relating to each series of pass through certificates and the forms of indenture, lease (if any), note purchase agreement, intercreditor and subordination agreement (if any) and credit support agreement (if any) relating to any offering of pass through certificates as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

The aggregate face amount of pass through certificates that we can issue under the basic agreement is unlimited.

General

We expect that the pass through certificates of each trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate trust created by the basic agreement and the trust supplement pursuant to which such pass through certificate is issued, and all payments and distributions will be made only from the trust property of each trust. The trust property is expected to include (i) the equipment notes, or notes issued by a trust or other entity secured by equipment notes, held in such trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination or cross-collateralization or other provisions described in the applicable prospectus supplement, (ii) funds from time to time deposited with the trustee in accounts relating to such trust and (iii) if so specified in the applicable prospectus supplement, rights under any cross-subordination or cross-collateralization arrangements, monies receivable under any credit support agreement and any other rights or property described therein.

Except to the extent described above under “Use of Proceeds” or in the applicable prospectus supplement, equipment notes may be owned aircraft notes or leased aircraft notes. American will issue owned aircraft notes under separate trust indentures (the “owned aircraft indentures”) between American and a bank, trust company or other institution or person specified in the related prospectus supplement, as trustee thereunder (in such capacity, herein referred to as the “loan trustee”). The owned aircraft notes will be recourse obligations of American. The owned aircraft may secure additional debt or be subject to other financing arrangements.

Leased aircraft notes will be issued in connection with the leveraged lease of leased aircraft to American. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to American under a lease (a “lease”) between American and a bank, trust company or other institution acting not in its individual capacity but solely as trustee (an “owner trustee”) of a separate trust for the benefit of one or more beneficial owners (each, an “owner participant”) of the leased aircraft. Owner participants may include American or affiliates of American. The owner trustee will issue the leased aircraft notes on a non-recourse basis under separate trust indentures (the “leased aircraft indentures”) between it and the applicable loan trustee to finance or refinance a portion of the cost to it of the applicable leased aircraft. The owner trustee will obtain a portion of the funding for the leased aircraft from the equity investments of the related owner participants and, to the extent set forth in the applicable prospectus supplement, additional debt secured by such leased aircraft or other sources. No owner trustee or owner participant, however, will be personally liable for any principal or interest payable under the related leased aircraft indenture or the leased aircraft notes issued thereunder. The rents and other amounts payable by American under the lease relating to any leased aircraft will be in amounts sufficient to pay when due all principal and interest payments on the leased aircraft notes issued under the leased aircraft indenture in respect of such leased aircraft, subject to some limited exceptions. The leased aircraft also may secure additional debt or be subject to other financing arrangements. Among other things, the owner trustee with respect to a particular leased aircraft may refinance any existing related leased aircraft notes through the issuance by a separate trust or other entity of notes secured by such leased aircraft notes. We will describe any such other financing arrangements in the applicable prospectus supplement.

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Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and, to the extent set forth in the applicable trust supplement, other property held in the related trust. Unless otherwise specified in the applicable prospectus supplement, each pass through certificate will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 except that one pass through certificate of each series may be issued in a different denomination. The pass through certificates do not represent indebtedness of the trusts, and references in this prospectus or in any prospectus supplement to interest accruing on the pass through certificates are included for purposes of computation only. The pass through certificates do not represent an interest in or obligation of American, AMR, the trustee, any of the loan trustees or owner trustees in their individual capacities, any owner participant, or any of their respective affiliates. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the applicable trust as provided in the basic agreement and the applicable trust supplement.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt relating to the same or certain related owned aircraft or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement or similar arrangements establishing priorities among series of pass through certificates. Also, payments in respect of the pass through certificates of one or more series, or the equipment notes of one or more series, or both, may be supported by a credit support arrangement. See “Credit Enhancements” below. Any such intercreditor, subordination or credit support arrangements will be described in the applicable prospectus supplement. This description assumes that the pass through certificates will be issued without credit enhancements. If any credit enhancements are used, certain terms of the pass through certificates will differ in some respects from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from any such credit enhancements.

In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to certain delayed aircraft financing arrangements. In the event of any delayed aircraft financing arrangements, certain terms of the pass through certificates will differ in some respects from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from any such delayed aircraft financing arrangements.

Interest will be passed through to certificateholders of each trust at the rate per annum payable on the equipment notes held in such trust, as set forth for such trust on the cover page of the applicable prospectus supplement, subject to the effect of any cross-subordination or cross-collateralization provisions described in the applicable prospectus supplement.

Reference is made to the applicable prospectus supplement for a description of the specific series of pass through certificates being offered thereby, which may include:

•	the specific designation and title of such pass through certificates and the related trust;

•	the regular distribution dates and special distribution dates applicable to such pass through certificates;

•	if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which such pass through certificates may be denominated or payable;

•	the specific form of such pass through certificates, including whether or not such pass through certificates are to be issued in accordance with a book-entry system or in bearer form;

•	a description of the equipment notes to be purchased by such trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such equipment notes may or must be redeemed, purchased or defeased, in whole or in part, by American or, with respect to leased aircraft notes, the owner trustee or owner participant, (b) the payment priority of such equipment notes in relation to any other equipment notes or other debt issued with respect to the same aircraft, (c) any additional security or liquidity or other credit enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

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•	a summary description of the related aircraft or other collateral securing the equipment notes, including, if determined, whether any such aircraft is a leased aircraft or an owned aircraft;

•	a description of the related note purchase agreement and related indentures, including a description of the events of default under the related indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such equipment notes;

•	if such pass through certificates relate to leased aircraft, a description of the related leases, including (a) the names of the related owner trustees, (b) a description of the events of default under the related leases, the remedies exercisable upon the occurrence of such events of default and any material limitations on the exercise of such remedies with respect to the applicable leased aircraft notes, and (c) the rights, if any, of the related owner trustee or owner participant to cure failures of American to pay rent under the related Lease;

•	the extent, if any, to which the provisions of the operative documents applicable to such equipment notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such equipment notes;

•	cross-default or cross-collateralization provisions in the related indentures, if any;

•	a description of any intercreditor, subordination or similar provisions among the holders of pass through certificates, including any cross-subordination provisions and provisions relating to control of remedies and other rights among the holders of pass through certificates issued by separate trusts;

•	any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

•	a description of any deposit or escrow agreement, any liquidity or credit facility, surety bond, financial guarantee or other arrangement providing collateralization, credit support or liquidity enhancements for any series of pass through certificates or any class of equipment notes; and

•	a description of any other special terms pertaining to such pass through certificates, including any modification of the terms set forth herein.

If any pass through certificates relate to equipment notes that are denominated in one or more foreign or composite currencies or currency units, any restrictions, special United States federal income tax considerations and other special information with respect to such pass through certificates and such foreign or composite currency or currency units will be set forth in the applicable prospectus supplement.

If any pass through certificates relate to equipment notes that are sold at a substantial discount below the principal amount of such equipment notes, special United States federal income tax considerations and other special information with respect to such pass through certificates will be set forth in the applicable prospectus supplement.

Unless we state otherwise in an applicable prospectus supplement, the basic agreement does not and the indentures will not contain any financial covenants or other provisions that protect certificateholders in the event we issue a large amount of debt or are acquired by another entity (including in a highly leveraged transaction). However, the certificateholders of each series will have the benefit of a lien on the specific aircraft or, to the extent set forth in the applicable trust supplement, other property securing the related equipment notes held in the related trust.

Subject to applicable law, American or any of its affiliates may at any time purchase or repurchase pass through certificates of any series in any manner and at any price. To the extent described in a prospectus supplement, American will have the right to surrender pass through certificates issued by a trust to the trustee for such trust. In such event, the trustee will transfer to American an equal principal amount of equipment notes under the related indentures designated by American and will cancel the surrendered pass through certificates.

Delayed Purchase of Equipment Notes

In the event that, on the issuance date of any pass through certificates, all of the proceeds from the sale of such pass through certificates are not used to purchase the equipment notes contemplated to be held in the related trust,

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such equipment notes may be purchased by the trustee at any time on or prior to the date specified in the applicable prospectus supplement. In such event, the proceeds from the sale of such pass through certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement. Such an arrangement may include, without limitation, (1) the investment of such proceeds by the trustee in specified permitted investments; (2) the deposit of such proceeds in a deposit or escrow account held by a separate depositary or escrow agent; (3) the purchase by the trustee of debt instruments issued on an interim basis by American; or (4) the purchase of leased aircraft notes or owned aircraft notes issued prior to the purchase of leased aircraft or the delivery of owned aircraft, as the case may be. Any such debt instrument may be secured by a collateral account or other security or property described in the applicable prospectus supplement. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any such proceeds are not subsequently utilized to purchase equipment notes by the relevant date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, such proceeds will be returned to the holders of such pass through certificates.

DESCRIPTION OF THE EQUIPMENT NOTES

General

The equipment notes will be owned aircraft notes or leased aircraft notes or, to the extent described in “Use of Proceeds” above, equipment notes secured by certain other equipment or other property. Such other equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement, which considerations, terms, conditions and provisions will be, except as set forth in the applicable prospectus supplement, generally analogous to those described in this prospectus with respect to the equipment notes and the owned or leased aircraft securing them.

Owned aircraft notes and leased aircraft notes will be issued under indentures between (a) in the case of owned aircraft notes, the related loan trustee and American or (b) in the case of leased aircraft notes, the related loan trustee and the owner trustee of a trust for the benefit of the owner participant who is the beneficial owner of such leased aircraft.

American’s obligations under each indenture relating to an owned aircraft and under the related owned aircraft notes will be direct obligations of American. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific owned aircraft and, unless otherwise specified in the applicable prospectus supplement, will not be secured by any other aircraft.

The leased aircraft notes will be nonrecourse obligations of the owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific leased aircraft and, unless otherwise specified in the applicable prospectus supplement, will not be secured by any other aircraft. In each case, the owner trustee will lease the related leased aircraft to American pursuant to a separate lease between such owner trustee and American.

Equipment notes may be issued pursuant to delayed aircraft financing arrangements, such as the following:

•	The owner trustee may issue leased aircraft notes prior to the purchase of the related leased aircraft by such owner trustee or the commencement of the related leases.

•	American may issue owned aircraft notes prior to the expected delivery date of the related owned aircraft.

The applicable prospectus supplement will describe any such delayed aircraft financing arrangements, including any arrangements for the collateralization of any such leased aircraft notes or owned aircraft notes with cash, permitted investments or other property, and any depositary or escrow arrangement pursuant to which the proceeds from the sale of such leased aircraft notes or owned aircraft notes will be deposited with a third party depositary or escrow agent.

If the anticipated aircraft financing transactions have not been completed by the relevant date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, such leased aircraft notes or owned aircraft notes will be prepaid at the price specified in such prospectus supplement. Alternatively, if the lease related to any such leased aircraft notes has not commenced by such relevant date, if so specified in the

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applicable prospectus supplement, American at its option may convert the proposed leveraged lease financing into a type of financing available for owned aircraft and such leased aircraft notes (with certain modifications) will become owned aircraft notes.

Upon the commencement of the lease for any leased aircraft, American will be obligated to make or cause to be made rental payments under such lease that will be sufficient to pay the principal of and accrued interest on the related leased aircraft notes when due, subject to some limited exceptions. The leased aircraft notes will not be direct obligations of, or guaranteed by, American. American’s rental obligations under each lease, however, will be general obligations of American.

If specified in a prospectus supplement, American will have the right (a) to arrange a sale and leaseback of one or more owned aircraft referred to in such prospectus supplement and the assumption, on a non-recourse basis, of the related owned aircraft notes by an owner trustee or (b) to substitute other aircraft or other equipment or property, cash or U.S. government securities or a combination thereof in place of the owned aircraft securing the related owned aircraft notes. The terms and conditions of any such sale and leaseback or substitution will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe any special financing or refinancing arrangements with respect to any aircraft, including whether a separate trust or other entity will issue notes secured by leased aircraft notes.

Additional Notes

Under certain circumstances and conditions as described in the applicable prospectus supplement, American may issue and sell, in the case of an owned aircraft, or cause the owner trustee to issue and sell, in the case of a leased aircraft, additional equipment notes relating to such aircraft, including for the purpose of financing certain modifications, alterations, additions, improvements or replacement parts to or for such aircraft.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

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Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

Guarantee of AMR

Our parent, AMR, will provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement, if the related series of pass through certificates are non-convertible securities offered for cash by us or on our behalf and do not satisfy the definition of “investment grade securities” contained in General Instruction I.B.2 of Form S-3 (i.e., securities that are, at the time of sale, rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade). We will describe the terms of such guarantee in the applicable prospectus supplement. Such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against American, and will be an unsecured obligation of AMR.

In addition, AMR may provide a full and unconditional guarantee with respect to our payment obligations under any other series of leases and equipment notes described in the applicable prospectus supplement. If AMR guarantees such obligations, we will describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against American, and will be an unsecured obligation of AMR.

VALIDITY OF PASS THROUGH CERTIFICATES

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the pass through certificates will be passed upon for American by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. Unless we tell you otherwise in the applicable prospectus supplement, Debevoise & Plimpton LLP and Shearman & Sterling LLP will rely on the opinions of counsel for the trustee as to certain matters relating to the authorization, execution and delivery of such pass through certificates by such trustee and on the opinion of the General Counsel of American and of AMR as to certain matters relating to the authorization, execution and delivery of the basic agreement by American and of any guarantee by AMR. Shearman & Sterling LLP from time to time represents American and AMR with respect to certain matters.

EXPERTS

The consolidated financial statements of American appearing in American’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedule appearing therein) and the consolidated financial statements of AMR appearing in AMR’s Current Report (Form 8-K) dated April 21, 2009 for the year ended December 31, 2008 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred by AMR and American Airlines, Inc. in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the registration fee.

Registration fee	$	*
Trustees’ fees and expenses		$100,000
Printing costs for registration statement, prospectus and related documents		$60,000
Accounting fees and expenses		$50,000
Legal fees and expenses		$300,000
Blue Sky fees and expenses		$10,000
Miscellaneous		$10,000

Total		$530,000

*	AMR and American are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r), except for $207,471 that has already been paid with respect to securities that were previously registered under the registrants’ registration statement on Form S-3 filed on August 11, 2006 (Nos. 333-136563-01 and 333-136563) and were not sold thereunder.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, provides in regard to indemnification of directors and officers as follows:

§ 145. Indemnification of officers, directors, employees and agents; insurance

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Article VII of AMR’s by-laws provide in regard to indemnification of directors and officers as follows:

Section 1.  Nature of Indemnity.  To the fullest extent permitted by applicable law as it exists now or is hereafter amended, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify and hold harmless any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or, while serving as an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in Section 5, the corporation shall be required to indemnify a covered person in connection with any action, suit or proceeding (or part thereof) commenced by such covered person only if the commencement of such action, suit or proceeding (or part thereof) by the covered person was authorized in the specific case by the board of directors of the corporation.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Successful Defense.  To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. To the extent that a present or former employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 3.  Determination that Indemnification Is Proper.  (a) Any indemnification of a present or former director or officer of the corporation under Section 1 of this Article VII (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1. Such determination may be made, with respect to a present or former director or officer, at the election of such present or former director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(b) Any indemnification of an employee or agent of the corporation (who is not also a present or former director or officer of the corporation) under Section 1 (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1. Such determination, in the case of an employee or agent, may be made in accordance with the procedures outlined in the second sentence of Section 3(a) or in such other manner as may be determined by the board of directors.

Section 4.  Advance Payment of Expenses.  To the fullest extent permitted by applicable law as it exists now or is hereafter amended, expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding for which indemnification is or may be available pursuant to this Article VII shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The board of directors may authorize the corporation’s counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

Section 5.  Procedure for Indemnification of Directors or Officers.  Any indemnification of a director or officer of the corporation under Sections 1 and 2, or advance of costs, charges and expenses of a director or officer under Section 4, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer. If the corporation fails to respond within sixty (60) days then, to the fullest extent permitted by law, the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article VII shall be enforceable, to the fullest extent permitted by law, by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation, to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 1, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.  Survival, Preservation of Other Rights.  (a) The provisions of this Article VII shall constitute a contract between the corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the corporation, in consideration of such person’s past or current and any future performance of services for the corporation, and pursuant to this Article VII the corporation intends to be legally bound to each such current or former director or officer of the corporation. With respect to each individual who serves or has served as a director or officer of the corporation, the rights conferred under this Article VII are present contractual rights, and such rights are fully vested, and shall be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the corporation. Neither amendment nor repeal nor modification of any provision of this Article VII nor the adoption of any provision of the corporation’s certificate of incorporation, as amended or restated from time to time, inconsistent with this Article VII shall eliminate or reduce the effect of this Article VII in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time). The rights provided by, or granted pursuant to, this Article VII shall continue notwithstanding that the person has ceased to be a director or officer of the corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

(b) The provisions of this Article VII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

Section 7.  Insurance.  The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII; provided, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

Section 8.  Savings Clause.  If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

Article VII of American’s by-laws provide in regard to indemnification of directors and officers as follows:

Section 1.  Nature of Indemnity.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.  Successful Defense.  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section l hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 3.  Determination That Indemnification Is Proper.  (a) Any indemnification of a director or officer of the corporation under Section l hereof (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section l hereof. Such determination shall be made, with respect to a director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(b) Any indemnification of an employee or agent of the corporation (who is not also a director or officer of the corporation) under Section l hereof (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section l hereof. Such determination, in the case of an employee or agent, may be made (1) in accordance with the procedures outlined in the second sentence of Section 3(a), or (2) by an officer of the corporation, upon delegation of such authority by a majority of the Board of Directors.

Section 4.  Advance Payment of Expenses.  Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The board of directors may authorize the corporation’s counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

Section 5.  Procedure for Indemnification of Directors or Officers.  Any indemnification of a director or officer of the corporation under Sections l and 2, or advance of costs, charges and expenses of a director or officer under Section 4 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section l of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section l of this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.  Survival; Preservation of Other Rights.  The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.  Insurance.  The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

Section 8.  Savings Clause.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

Section 102(b)(7) of the DGCL, as amended, provides in regard to the limitation of liability of directors and officers as follows:

(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

* * * *

(7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with § 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

Article Ninth of AMR’s and American Airlines, Inc.’s certificates of incorporation provide in regard to the limitation of liability of directors and officers as follows:

NINTH:  No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

AMR’s and American Airlines, Inc.’s directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference

(b) Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17.	Undertakings.

(a) Rule 415 Offering.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual reports pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Warrants and Rights Offerings.

The undersigned registrants hereby undertake to supplement the applicable prospectus, after the expiration of any subscription period, to set forth the results of any subscription offer, any transactions by any underwriters during such subscription period, the amount of unsubscribed securities to be purchased by such underwriters, and the terms of any subsequent reoffering thereof. If any public offering by such underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Competitive Bids.

The undersigned registrants hereby undertake (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this registration statement, together with any supplements thereto, and (2) to file an amendment to this registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(e) SEC Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) Qualification of Trust Indentures for Delayed Offerings

Each undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AMR Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 17th day of July, 2009.

AMR CORPORATION

By	/s/ Gary F. Kennedy
GARY F. KENNEDY
Senior Vice President, General Counsel
and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard J. Arpey Gerard J. Arpey	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 17, 2009

/s/ Thomas W. Horton Thomas W. Horton	Executive Vice President — Finance and Planning and Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2009

* John W. Bachmann	Director

* David L. Boren	Director

* Armando M. Codina	Director

* Rajat K. Gupta	Director

* Alberto Ibargüen	Director

* Ann McLaughlin Korologos	Director

* Michael A. Miles	Director

Signature	Title	Date

* Philip J. Purcell	Director

* Ray M. Robinson	Director

* Judith Rodin	Director

* Matthew K. Rose	Director

* Roger T. Staubach	Director

*By: /s/ Gary F. Kennedy Gary F. Kennedy	Attorney-in-Fact	July 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 17th day of July, 2009.

AMERICAN AIRLINES, INC.

By	/s/ Gary F. Kennedy
GARY F. KENNEDY
Senior Vice President, General Counsel
and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard J. Arpey Gerard J. Arpey	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 17, 2009

/s/ Thomas W. Horton Thomas W. Horton	Executive Vice President — Finance and Planning and Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2009

* John W. Bachmann	Director

* David L. Boren	Director

* Armando M. Codina	Director

* Rajat K. Gupta	Director

* Alberto Ibargüen	Director

* Ann McLaughlin Korologos	Director

* Michael A. Miles	Director

Signature	Title	Date

* Philip J. Purcell	Director

* Ray M. Robinson	Director

* Judith Rodin	Director

* Matthew K. Rose	Director

* Roger T. Staubach	Director

*By: /s/ Gary F. Kennedy Gary F. Kennedy	Attorney-in-Fact	July 17, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement relating to Debt Securities of AMR Corporation*
1.2	Form of Distribution Agreement relating to Debt Securities of AMR Corporation*
1.3	Form of Underwriting Agreement relating to Common Stock of AMR Corporation*
1.4	Form of Underwriting Agreement relating to Preferred Stock of AMR Corporation*
1.5	Form of Underwriting Agreement relating to Warrants of AMR Corporation*
1.6	Form of Underwriting Agreement relating to Stock Purchase Contracts of AMR Corporation*
1.7	Form of Underwriting Agreement relating to Stock Purchase Units of AMR Corporation*
1.8	Form of Underwriting Agreement relating to Debt Securities of American Airlines, Inc.*
1.9	Form of Distribution Agreement relating to Debt Securities of American Airlines, Inc.*
1.10	Form of Underwriting Agreement relating to Debt Warrants of American Airlines, Inc.*
1.11	Form of Underwriting Agreement relating to Pass Through Certificates of American Airlines, Inc.*
4.1	Certificate of Incorporation of AMR Corporation, as amended (filed as Exhibit 4(a) to AMR Corporation’s Registration Statement on Form S-4, File No. 33-55191, with amendments filed as Exhibit 3.1 to AMR Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference)
4.2	By-Laws of AMR Corporation, amended and restated as of January 20, 2009 (filed as Exhibit 3.2 to AMR Corporation’s report on Form 8-K on January 23, 2009, and incorporated herein by reference)
4.3	Indenture, dated as of February 1, 2004, relating to Debt Securities of AMR Corporation (filed as Exhibit 4(a)(1) to AMR Corporation’s Report on Form 8-K dated February 13, 2004, and incorporated herein by reference)
4.4	Form of Debt Security to be issued by AMR Corporation*
4.5	Form of Guarantee of American Airlines, Inc. with respect to Debt Securities of AMR Corporation (filed as Exhibit 4.3 to AMR Corporation’s and American Airlines, Inc.’s Registration Statement on Form S-3, File Nos. 333-136563-01 and 333-136563, and incorporated herein by reference)
4.6	Form of Deposit Agreement of AMR Corporation*
4.7	Form of Deposit Receipt for Depositary Shares of AMR Corporation*
4.8	Form of Guarantee of American Airlines, Inc. with respect to Depositary Shares of AMR Corporation*
4.9	Form of Warrant Agreement of AMR Corporation*
4.10	Form of Warrant to be issued by AMR Corporation*
4.11	Form of Guarantee of American Airlines, Inc. with respect to Warrants of AMR Corporation*
4.12	Form of Stock Purchase Contract to be issued by AMR Corporation*
4.13	Form of Guarantee of American Airlines, Inc. with respect to Stock Purchase Contracts of AMR Corporation*
4.14	Specimen of Common Stock Certificate (filed as Exhibit 4(c) to AMR Corporation’s Registration Statement on Form S-3, File No. 33-38393, and incorporated herein by reference)
4.15	Form of Indenture relating to Debt Securities of American Airlines, Inc. (filed as Exhibit 4.13 to AMR Corporation’s and American Airlines, Inc.’s Registration Statement on Form S-3, File Nos. 333-110760-01 and 333-110760, and incorporated herein by reference)
4.16	Form of Debt Security to be issued by American Airlines, Inc.*
4.17	Form of Guarantee of AMR Corporation with respect to Debt Securities of American Airlines, Inc. (filed as Exhibit 4.15 to AMR Corporation’s and American Airlines, Inc.’s Registration Statement on Form S-3, File Nos. 333-136563-01 and 333-136563, and incorporated herein by reference)
4.18	Form of Warrant Agreement of American Airlines, Inc.*
4.19	Form of Debt Warrant to be issued by American Airlines, Inc.*
4.20	Form of Guarantee of AMR Corporation with respect to Debt Warrants of American Airlines, Inc.*
4.21	Pass Through Trust Agreement, dated as of March 21, 2002, relating to Pass Through Trust Certificates of American Airlines, Inc. (filed as Exhibit 4.3 to American Airlines, Inc.’s Registration Statement on Form S-3, File No. 333-84292, and incorporated herein by reference)

Exhibit
Number	Description of Document

4.22	Form of Pass Through Trust Certificate to be issued by American Airlines, Inc.*
4.23	Instrument of Resignation, Appointment and Acceptance, dated as of June 30, 2003, between American Airlines, Inc., U.S. Bank National Association (as successor-in-interest to State Street) and U.S. Bank Trust National Association (filed as Exhibit 4.21 to AMR Corporation’s and American Airlines, Inc.’s Registration Statement on Form S-3, File Nos. 333-110760-01 and 333-110760, and incorporated herein by reference)
4.24	Form of Guarantee of AMR Corporation with respect to Pass Through Trust Certificates of American Airlines, Inc. (filed as Exhibit 4.22 to AMR Corporation’s and American Airlines, Inc.’s Registration Statement on Form S-3, File Nos. 333-136563-01 and 333-136563, and incorporated herein by reference)
5.1	Opinion of Gary F. Kennedy, Senior Vice President, General Counsel and Chief Compliance Officer for AMR Corporation and American Airlines, Inc.**
5.2	Opinion of Debevoise & Plimpton LLP, counsel for American Airlines, Inc. and AMR Corporation, relating to Pass Through Certificates**
12.1	Statement regarding computation of ratio of earnings to fixed charges for each year in the five-year period ended December 31, 2008 (filed as Exhibit 12 to AMR Corporation’s Current Report on Form 8-K dated April 21, 2009)
12.2	Statement regarding computation of ratio of earnings to fixed charges for the six months ended June 30, 2009 and 2008 (filed as Exhibit 12 to AMR Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and incorporated herein by reference)
12.3	Statement regarding computation of ratio of earnings to fixed charges for each year in the five-year period ended December 31, 2008 (filed as Exhibit 12 to American Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated herein by reference)
12.4	Statement regarding computation of ratio of earnings to fixed charges for the six months ended June 30, 2009 and 2008 (filed as Exhibit 12 to American Airlines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and incorporated herein by reference)
23.1	Consent of Ernst & Young LLP**
23.2	Consent of Gary F. Kennedy Senior Vice President, General Counsel and Chief Compliance Officer for AMR Corporation and American Airlines, Inc. (included in Exhibit 5.1)**
23.3	Consent of Debevoise & Plimpton LLP, counsel for American Airlines, Inc. and AMR Corporation (included in Exhibit 5.2)**
24.1	Powers of Attorney (AMR Corporation)**
24.2	Powers of Attorney (American Airlines, Inc.)**
25.1	Statement of Eligibility on Form T-1 of Wilmington Trust Company, as Trustee under the Indenture for Debt Securities of AMR Corporation**
25.2	Statement of Eligibility on Form T-1 of Wilmington Trust Company, as Trustee under the Indenture for Debt Securities of American Airlines, Inc.**
25.3	Statement of Eligibility on Form T-1 of U.S. Bank Trust National Association, as Pass Through Trustee under the Pass Through Trust Agreement**
26.1	Invitation for Competitive Bids*

*	To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K pursuant to Item 601 of Regulation S-K.

**	Filed herewith.